               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                Honeywell International Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                                               [HONEYWELL LOGO]

                                           March 17, 2003

To Our Shareowners:

    You are cordially invited to attend the Annual Meeting of Shareowners of Honeywell, which will be held at 10:00 a.m. on Monday, April 28, 2003 at our headquarters, 101 Columbia Road, Morris Township, New Jersey.

    The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting. We will also take the opportunity to review our past business results and our outlook for the future.

    YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. Most shareowners will also have the option of voting via the Internet or by telephone. Specific instructions on how to vote via the Internet or by telephone are included on the proxy card.

    A map and directions to Honeywell's headquarters appear at the end of the proxy statement.

                                           Sincerely,

                                           DAVID M. COTE
                                           DAVID M. COTE
                                           Chairman and Chief Executive Officer

Table of Contents                                             Page
------------------------------------------------------------------
NOTICE OF MEETING...........................................    1

PROXY STATEMENT.............................................    2

VOTING PROCEDURES...........................................    2

ATTENDANCE AT THE ANNUAL MEETING............................    3

BOARD MEETINGS -- COMMITTEES OF THE BOARD...................    3

DIRECTOR INDEPENDENCE.......................................    5

ELECTION OF DIRECTORS.......................................    6

DIRECTOR COMPENSATION.......................................   11

APPROVAL OF INDEPENDENT ACCOUNTANTS.........................   12

AUDIT COMMITTEE REPORT......................................   13

AUDIT COMMITTEE CHARTER.....................................   14

STOCK OWNERSHIP INFORMATION.................................   15

EXECUTIVE COMPENSATION......................................   17

EQUITY COMPENSATION PLANS...................................   25

2003 STOCK INCENTIVE PLAN...................................   27

SHAREOWNER PROPOSALS........................................   36

OTHER INFORMATION...........................................   44

    Shareowner Proposals for 2004 Annual Meeting............   44

    Director Nominations....................................   44

    Expenses of Solicitation................................   44

EXHIBIT A -- 2003 STOCK INCENTIVE PLAN......................  A-1

DIRECTIONS TO COMPANY HEADQUARTERS......................Back Cover

                             YOUR VOTE IS IMPORTANT

    If you are a shareowner of record or a participant in a Honeywell savings plan, you can vote your shares via the Internet or by telephone by following the instructions on your proxy card. If you hold your shares through a bank or broker, you will be able to vote via the Internet or by telephone if your bank or broker offers these options. If voting by mail, please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope.

                                                               [HONEYWELL LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

    The Annual Meeting of Shareowners of Honeywell International Inc. will be held on Monday, April 28, 2003 at 10:00 a.m. local time, at Honeywell's headquarters, 101 Columbia Road, Morris Township, New Jersey to consider and vote on the following matters described in the accompanying proxy statement:

     Election of four directors;

     Appointment of PricewaterhouseCoopers LLP as independent accountants for 2003;

     Approval of 2003 Stock Incentive Plan;

     Five shareowner proposals described on pages 36 through 43 in the accompanying Proxy Statement; and

to transact any other business that may properly come before the meeting.

    The Board of Directors has determined that shareowners of record at the close of business on February 28, 2003 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Thomas F. Larkins
                                          Thomas F. Larkins
                                          Vice President and Secretary

Honeywell
101 Columbia Road
Morris Township, NJ 07962

March 17, 2003

                                PROXY STATEMENT

    This Proxy Statement is being provided to shareowners in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners to be held on Monday, April 28, 2003.

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

    Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible. Your prompt voting via the Internet, telephone or mail may save us the expense of a second mailing.

METHODS OF VOTING

     All shareowners may vote by mail.

     Shareowners of record, as well as participants in Honeywell stock funds within Honeywell savings plans, can vote via the Internet or by telephone.

     Shareowners who hold their shares through a bank or broker can vote via the Internet or by telephone if the bank or broker offers these options.

Please see your proxy card for specific voting instructions.

REVOKING YOUR PROXY

    Whether you vote by mail, telephone or via the Internet, you may later revoke your proxy by:

     sending a written statement to that effect to the Secretary of Honeywell;

     submitting a properly signed proxy with a later date;

     voting by telephone or via the Internet at a later time; or

     voting in person at the Annual Meeting (except for shares held in the savings plans).

VOTE REQUIRED

    The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director.

    The affirmative vote of a majority of shares present or represented and entitled to vote on each of Proposals 2 through 8 is required for approval.

ABSTENTIONS AND BROKER NON-VOTES

    Abstentions are not counted as votes 'for' or 'against' a proposal, but are counted in determining the number of shares present or represented on a proposal. Therefore, since approval of Proposals 2 through 8 requires the affirmative vote of a majority of the shares of Common Stock present or represented, abstentions have the same effect as a vote 'against' those proposals. New York Stock Exchange rules prohibit brokers from voting on Proposals 4 through 8 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such 'broker non-votes' will not be counted as voted or as present or represented on those proposals.

OTHER BUSINESS

    The Board knows of no other matters to be presented for shareowner action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

    It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a shareowner and contains the shareowner's request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any shareowner meeting will be independent parties unaffiliated with Honeywell.

SHARES OUTSTANDING

    At the close of business on February 21, 2003, there were approximately 855,585,367 shares of Honeywell common stock outstanding. Each share outstanding as of the February 28, 2003 record date is entitled to one vote.

                        ATTENDANCE AT THE ANNUAL MEETING

    If you are a shareowner of record who plans to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to Honeywell Shareowner Services, P.O. Box 50000, Morris Township, New Jersey 07962, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

                   BOARD MEETINGS -- COMMITTEES OF THE BOARD

    The Board of Directors held seven regular meetings and one special meeting during 2002. The average attendance at meetings of the Board and Board Committees during 2002 was 93%.

    The Board currently has the following committees: Audit; Corporate Governance; Corporate Responsibility; Management Development and Compensation; and Retirement Plans. Membership and principal responsibilities of the Board committees are described below.

AUDIT COMMITTEE

    The members of the Audit Committee are:

     Russell E. Palmer (Chair)

     Hans W. Becherer

     Marshall N. Carter

     Ann M. Fudge

     James J. Howard

     John R. Stafford

     Michael W. Wright

    The Audit Committee met five times in 2002. The primary functions of this Committee are to: appoint (subject to shareowner approval), and be directly responsible for the compensation, retention and oversight of, the firm that will serve as independent accountants to audit our financial statements and to perform services related to the audit (including the resolution of disagreements between management and the independent accountants regarding financial reporting); review the scope and results of the audit with the independent accountants; review with management and the independent accountants our interim and year-end operating results; consider the adequacy and effectiveness of our internal accounting and auditing procedures; determine that there are established procedures for the receipt, retention and treatment of complaints received by Honeywell regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and consider the accountants' independence and pre-approve (either expressly or through the establishment of policies and procedures) all audit and non-audit services provided to Honeywell by the independent accountants who audit its financial statements. At each meeting, Committee members meet privately with representatives of PricewaterhouseCoopers LLP, our independent accountants, and with Honeywell's Vice President - Corporate Audit. The Board has determined that each of the members of the Audit Committee satisfies the financial literacy requirements of the New York Stock Exchange and that Mr. Palmer satisfies the 'audit committee financial expert' criteria established by the Securities and Exchange Commission and the 'financial expert' criteria proposed by the New York Stock Exchange.

CORPORATE GOVERNANCE COMMITTEE

    The members of the Corporate Governance Committee are:

     Bruce Karatz (Chair)

     Hans W. Becherer

     Gordon Bethune

     Jaime Chico Pardo

     Robert P. Luciano

     Russell E. Palmer

     Ivan G. Seidenberg

    The Corporate Governance Committee met three times in 2002. The primary functions of this Committee are to: identify individuals qualified to become Board members and recommend to the Board the nominees for election to the Board at the annual meeting of shareowners; develop and recommend to the Board a set of Corporate Governance Guidelines applicable to Honeywell; lead the Board in its annual review of the performance of the Board and its committees; and review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, procedures for shareowner nomination of candidates for the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between Honeywell and any person or entity affiliated with a director, and the structure and composition of Board committees. The Corporate Governance Committee of the Board of Directors will consider qualified nominees for director recommended by shareowners. Recommendations should be submitted in writing to the attention of the Vice President and Secretary, Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962.

CORPORATE RESPONSIBILITY COMMITTEE

    The members of the Corporate Responsibility Committee are:

     Ann M. Fudge (Chair)

     Marshall N. Carter

     James J. Howard

     Michael W. Wright

    The Corporate Responsibility Committee met three times in 2002. The primary function of this Committee is to review the policies and programs that are designed to assure Honeywell's compliance with legal and ethical standards and that affect its role as a responsible corporate citizen, including those relating to our Code of Business Conduct, health, safety and environmental matters, public affairs and human resources issues and programs (such as equal employment opportunity), relations and communications with government, communities, employees and other constituencies, and proper business practices.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

    The members of the Management Development and Compensation Committee are:

     Robert P. Luciano (Chair)

     Hans W. Becherer

     Gordon M. Bethune

     Bruce Karatz

     Ivan G. Seidenberg

     John R. Stafford

    The Management Development and Compensation Committee met five times in 2002. The primary functions of this Committee are to: evaluate and approve executive compensation plans, policies and programs, including review of relevant corporate and individual goals and objectives; review and set the annual salary and other remuneration of all officers; review the management development program, including executive succession plans; recommend individuals for election as officers; and review or take such other action as may be required in connection with the bonus, stock and other benefit plans of Honeywell and its subsidiaries.

RETIREMENT PLANS COMMITTEE

    The members of the Retirement Plans Committee are:

     Michael W. Wright (Chair)

     Jaime Chico Pardo

     Ann M. Fudge

     Robert P. Luciano

     Russell E. Palmer

     John R. Stafford

    The Retirement Plans Committee met four times in 2002. The primary responsibilities of this Committee are to: appoint the trustees for funds of the employee pension benefit plans of Honeywell and certain subsidiaries; review funding strategies; set investment policy for fund assets; and oversee and appoint an independent fiduciary and members of other committees investing fund assets.

                             DIRECTOR INDEPENDENCE

    The Corporate Governance Committee conducts an annual review of the independence of the members of the Board and its Committees and reports its findings to the full Board. Twelve of Honeywell's thirteen directors (including all of the nominees presently standing for election) are non-employee directors. The Corporate Governance Committee reviewed the commercial relationships (i.e., the purchase and/or sale of products and services) between Honeywell and companies with or by whom the non-employee directors are affiliated or employed. Although the Board has not adopted categorical standards of materiality, none of these relationships were deemed to be material as, in each case, the aggregate amount of such purchases and sales was less than one percent of the annual revenues or total consolidated assets of either Honeywell or any such company. Responses to questionnaires completed by the directors did not indicate any other material relationships (e.g., industrial, banking, consulting, legal, accounting, charitable or familial) which would impair the independence of any of the non-employee directors.

    Based on the report and recommendation of the Corporate Governance Committee, the Board has determined that each of its non-employee members satisfies the independence criteria (including the enhanced criteria with respect to members of the Audit Committee) set forth in the current and proposed listing standards and rules of the New York Stock Exchange and Securities and Exchange Commission.

    The Board holds executive sessions of its non-employee directors on at least a quarterly basis. Members serve as the chairperson, or presiding director, for these executive sessions on a rotating basis (meeting-by-meeting) in accordance with years of service on the Board. Interested parties may communicate directly with the presiding director for an upcoming meeting or the non-employee directors as a group c/o Vice President and Corporate Secretary, Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES

    Honeywell's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Board has nominated four candidates for election as directors for a term ending at the 2006 Annual Meeting.

    All nominees are currently serving as directors. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card or voted by telephone or Internet will be voted for the election of such other person as may be designated by the Board of Directors, or the Board may determine to leave the vacancy temporarily unfilled.

    Certain information regarding each nominee and each director continuing in office after the Annual Meeting is set forth below.

                         NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2006

[Photo]               HANS W. BECHERER, Former Chairman and Chief Executive Officer of Deere &
                      Company

                      Mr. Becherer began his business career with Deere & Company, a manufacturer of mobile power machinery and a supplier of financial services, in 1962.
                      After serving in a variety of managerial and executive positions, he became a director of Deere in 1986 and was elected President and Chief Operating
                      Officer in 1987, President and Chief Executive Officer in 1989 and Chairman
                      and Chief Executive Officer in 1990 until his retirement in 2000. He is also a director of J.P. Morgan Chase & Co. and Schering-Plough Corporation.

                      Director since 1991                    Age 67
                      ----------------------------------------------------------------------------

[Photo]               GORDON M. BETHUNE, Chairman of the Board and Chief Executive Officer of
                      Continental Airlines, Inc.

                      Mr. Bethune joined Continental Airlines, an international commercial airline company, in February 1994 as President and Chief Operating Officer. He was
                      elected President and Chief Executive Officer in November 1994 and Chairman
                      of the Board and Chief Executive Officer in 1996. From 1988 to 1994, Mr.
                      Bethune served as vice president and general manager of various divisions of
                      The Boeing Company, a manufacturer of commercial jetliners and military aircraft, and he served most recently as vice president and general manager of the Renton Division of the Commercial Airplane Group at Boeing. Prior to
                      1988, Mr. Bethune was senior vice president of operations for Piedmont
                      Airlines, and he held senior management positions as vice president of engineering and maintenance at Western Air Lines, Inc. and at Braniff
                      Airlines. Mr. Bethune is also a director of ANC Corp. He was a director of
                      Honeywell Inc. from April 1999 to December 1999.

                      Director since 1999                    Age 61
                      ----------------------------------------------------------------------------

[Photo]               JAIME CHICO PARDO, Vice Chairman and Chief Executive Officer of Telefonos de
                      Mexico, S.A. de C.V. (TELMEX)

                      Mr. Chico Pardo joined TELMEX, a telecommunications company based in Mexico
                      City, as its Chief Executive Officer in 1995. From 1993 to 1995, Mr. Chico
                      Pardo was President and Chief Executive Officer of Grupo Condumex, S.A. de
                      C.V., a manufacturer of products for the construction, automobile and telecommunications industries. Prior to 1993, Mr. Chico Pardo was President and Chief Executive Officer of Euzkadi/General Tire de Mexico, a
                      manufacturer of automotive and truck tires. Mr. Chico Pardo is also
                      Vice-Chairman of Carso Global Telecom and a director of America Movil and
                      Grupo Carso. He was a director of Honeywell Inc. from September 1998 to
                      December 1999.

                      Director since 1999                    Age 53
                      ----------------------------------------------------------------------------

[Photo]               ANN M. FUDGE, Former President of Kraft's Beverages, Desserts & Post
                      Divisions and Group Vice President of Kraft Foods, Inc.
                      Ms. Fudge joined General Foods USA in 1986 and held several planning and marketing positions before being appointed Executive Vice President and
                      General Manager of the Dinners and Enhancers Division in 1991. In 1994, she
                      was named President of Kraft General Foods' Maxwell House Coffee Company. In
                      1995, Ms. Fudge assumed the position of Executive Vice President of Kraft
                      Foods, Inc. while continuing to head the Maxwell House Coffee Division as
                      General Manager. She became President of Kraft's Maxwell House and Post
                      Division in 1997, a position she held until February 2001. Ms. Fudge is a director of General Electric Company and Marriott International.

                      Director since 1993                    Age 51
                      ----------------------------------------------------------------------------

                INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2004

[Photo]               JAMES J. HOWARD, Chairman Emeritus of Xcel Energy Inc.
                      Mr. Howard was Chairman of the Board of Xcel Energy Inc., an energy company, from August 2000 until August 2001. He was Chairman and Chief Executive
                      Officer of Northern States Power since 1988, and President since 1994. Prior to 1987, Mr. Howard was President and Chief Operating Officer of Ameritech
                      Corporation. Mr. Howard is also a director of Ecolab, Inc. and Walgreen
                      Company. He was a director of Honeywell Inc. from July 1990 to December
                      1999.

                      Director since 1999                    Age 67
                      ----------------------------------------------------------------------------

[Photo]               BRUCE KARATZ, Chairman of the Board and Chief Executive Officer of KB Home

                      Mr. Karatz was elected Chief Executive Officer of KB Home, an international residential and commercial builder, in 1986, and Chairman of the Board in
                      1993. Mr. Karatz is also a director of Edison International and Avery
                      Dennison Corporation. He was a director of Honeywell Inc. from July 1992 to
                      December 1999.

                      Director since 1999                    Age 57
                      ----------------------------------------------------------------------------

[Photo]               RUSSELL E. PALMER, Chairman and Chief Executive Officer of the Palmer Group

                      Mr. Palmer established The Palmer Group, a private investment firm, in 1990, after serving seven years as Dean of The Wharton School of the University of
                      Pennsylvania. He previously served as Managing Director and Chief Executive
                      Officer of Touche Ross International and Managing Partner and Chief
                      Executive Officer of Touche Ross & Co. (USA) (now Deloitte and Touche). He
                      is a director of The May Department Stores Company, Safeguard Scientifics,
                      Inc. and Verizon Communications Inc.

                      Director since 1987                    Age 68
                      ----------------------------------------------------------------------------

[Photo]               IVAN G. SEIDENBERG, President and Chief Executive Officer of Verizon
                      Communications Inc.

                      Mr. Seidenberg assumed his current position with Verizon Communications, a telecommunications and information services provider, in April 2002. Mr.
                      Seidenberg was President and Co-Chief Executive Officer from June 2000, when
                      Bell Atlantic Corporation and GTE Corporation merged and Verizon
                      Communications Inc. was created. He served as Chairman and Chief Executive
                      Officer of Bell Atlantic from 1999 to June 2000, Vice Chairman, President and Chief Executive Officer from June 1998 to 1999, and Vice Chairman,
                      President and Chief Operating Officer following the merger of NYNEX
                      Corporation and Bell Atlantic in 1997. He is also a director of Verizon
                      Communications Inc., Viacom Inc. and Wyeth.

                      Director since 1995                    Age 56
                      ----------------------------------------------------------------------------

                INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2005

[Photo]               MARSHALL N. CARTER, Senior Fellow at the Center for Business and Government,
                      John F. Kennedy School of Government, Harvard University

                      Mr. Carter assumed his current position in January 2001 upon his retirement from State Street Corporation. He joined State Street Corporation and its principal subsidiary, State Street Bank and Trust Company, as President and
                      Chief Operating Officer in 1991. He became Chief Executive Officer in 1992 and Chairman of the Board in 1993. State Street is a provider of services to institutional investors worldwide. Prior to joining State Street, Mr. Carter was with Chase Manhattan Bank for 15 years, and before that he served as an officer in the U.S. Marine Corps.

                      Director since 1999                    Age 62
                      ----------------------------------------------------------------------------

[Photo]               DAVID M. COTE, Chairman and Chief Executive Officer of Honeywell
                      International Inc.

                      Mr. Cote has been Chairman and Chief Executive Officer since July 2002. He joined Honeywell as President and Chief Executive Officer in February 2002.
                      Prior to joining Honeywell, he served as Chairman, President and Chief
                      Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to
                      February 2002. From February 2001 to July 2001, he served as President and
                      Chief Executive Officer and from November 1999 to January 2001 he served as
                      President and Chief Operating Officer of TRW. Mr. Cote was Senior Vice
                      President of General Electric Company and President and Chief Executive
                      Officer of GE Appliances from June 1996 to November 1999.

                      Director since 2002                    Age 50
                      ----------------------------------------------------------------------------

[Photo]               ROBERT P. LUCIANO, Chairman Emeritus of Schering-Plough Corporation

                      Mr. Luciano joined Schering-Plough Corporation, a manufacturer and marketer of pharmaceuticals and consumer products, in 1978. He served as President from 1980 to 1986, Chief Executive Officer from 1982 through 1995, and
                      Chairman of the Board from 1984 through October 1998. He became Chairman
                      Emeritus in October 1999. He is a director of Merrill Lynch & Co.

                      Director since 1989                    Age 69
                      ----------------------------------------------------------------------------

[Photo]               JOHN R. STAFFORD, Consultant; Retired Chairman of the Board of Wyeth

                      Mr. Stafford served as Chairman of the Board of Wyeth, a manufacturer of pharmaceutical, health care and animal health products, from 1986 until his retirement at the end of 2002. He also served as Chief Executive Officer from 1986 to 2001. Mr. Stafford joined Wyeth in 1970 and held a variety of positions before becoming President in 1981. He is also a director of
                      J.P. Morgan Chase & Co. and Verizon Communications Inc.

                      Director since 1993                    Age 65
                      ----------------------------------------------------------------------------

[Photo]               MICHAEL W. WRIGHT, Retired Chairman, President and Chief Executive Officer
                      of SUPERVALU INC.

                      Mr. Wright was elected President and Chief Operating Officer of SUPERVALU
                      INC., a food distributor and retailer, in 1978, Chief Executive Officer in
                      1981, and Chairman of the Board in 1982. He retired as President and CEO in
                      June 2001, and as Chairman in May 2002. He joined SUPERVALU INC. as Senior
                      Vice President of Administration and as a member of the board of directors in 1977. Prior to 1977, Mr. Wright was a partner in the law firm of Dorsey &
                      Whitney. Mr. Wright is also a director of Canadian Pacific Railway Company,
                      Cargill, Inc., S.C. Johnson & Son, Inc. and Wells Fargo & Company. He was a
                      director of Honeywell Inc. from April 1987 to December 1999.

                      Director since 1999                    Age 64
                      ----------------------------------------------------------------------------

                             DIRECTOR COMPENSATION

    Directors who are employees of Honeywell receive no compensation for service on the Board. Each non-employee director receives an annual Board retainer of $65,000, of which $20,000 is automatically credited to the director's account in the Deferred Compensation Plan for Non-Employee Directors in the form of common stock equivalents (which are only payable after termination of Board service). They also receive a fee of $2,000 for Board meetings attended on any day (eight during 2002), an annual retainer of $7,000 for each Board Committee served, and an additional Committee Chair retainer of $5,000 for the Audit and Management Development and Compensation Committees and $3,000 for all other Board Committees. While no fees are generally paid for attending Committee meetings, a $1,000 fee is paid for attendance at a Committee meeting, or other extraordinary meeting related to Board business, which occurs apart from a Board meeting. Non-employee directors are also provided with $350,000 in business travel accident insurance and are eligible to elect $100,000 in term life insurance and medical and dental coverage for themselves and their eligible dependents.

    Directors may elect to defer, until a specified calendar year or retirement from the Board, all or any portion of their annual retainers and fees that are not automatically deferred and to have such compensation credited to their account in the Deferred Compensation Plan. Amounts credited either accrue interest (10 percent for 2003) or are valued as if invested in common stock equivalents or one of the other funds available to participants in our savings plan. Amounts deferred in a common stock account earn amounts equivalent to dividends. Upon a change of control, a director will be entitled to a lump-sum payment of all deferred amounts.

    Under the Stock Plan for Non-Employee Directors, each new director receives a one-time grant of 3,000 shares of common stock, which are subject to transfer restrictions until the director's service terminates with the consent of a majority of the Board, provided termination occurs at or after age 65. During the restricted period, the director has the right to receive dividends on and the right to vote the shares. At the end of the restricted period, a director is entitled to one-fifth of the shares granted for each year of service (up to five). However, the shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. The Plan also provides for an annual grant to each director of options to purchase 2,000 shares of common stock at the fair market value on the date of grant. Option grants vest in cumulative installments of 40 percent on April 1 of the year following the grant date and an additional 30 percent on April 1 of each of the next two years. These options also become fully vested at the earliest of the director's retirement from the board at or after age 70, death, or disability.

                 ITEM 2 -- APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Audit Committee, which is composed entirely of independent directors, is recommending approval of its appointment of PricewaterhouseCoopers LLP ('PwC') as independent accountants for the Company to audit its consolidated financial statements for 2003 and to perform audit-related services, including review of our quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. If the shareowners do not approve, the Audit Committee will reconsider the appointment.

    PwC provided audit and other services during 2002 and 2001 as set forth below:

                          2002   2001
(IN MILLIONS OF $)        ----   ----
Audit Fees                11.4    9.6   Annual audit of the Company's consolidated
                                        financial statements and quarterly reviews
                                        of interim financial statements in the
                                        Company's Form 10Q reports

Audit-Related fees         5.0    5.0   Audit-related services primarily
                                        associated with the Company's merger and
                                        acquisition activity and audits of
                                        stand-alone financial statements of
                                        subsidiaries

Tax Fees                   8.3    8.1   Tax services including compliance,
                                        consultation and planning

All Other Fees             0.2    0.3   Primarily analysis, report and testimony
                                        on damages in patent infringement actions

    Total Fees            24.9   23.0

    In accordance with its Charter, the Audit Committee reviews non-audit services proposed to be provided by PwC to determine whether they would be compatible with maintaining PwC's independence. The Audit Committee has established policies and procedures for the engagement of PwC to provide non-audit services. At its first meeting in each fiscal year, the Audit Committee will review and, if appropriate, approve an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which PwC is to be permitted to provide under the rules of the Securities and Exchange Commission. Such review will include an evaluation of the possible impact of the provision of such services by PwC on the firm's independence in performing its audit and audit-related services and will not include delegation to management of Audit Committee responsibilities under the Securities Exchange Act of 1934. On a quarterly basis, the Audit Committee will review the non-audit services performed by, and amount of fees paid to, PwC, by category, in comparison to the pre-approved budget. The engagement of PwC to provide non-audit services that do not fall within a specific category of pre-approved services or that would result in the total fees payable to PwC in any category to exceed the approved budgeted amount will require the prior approval of the Audit Committee. Between regularly-scheduled meetings of the Audit Committee, the Chair of the Committee may represent the entire Committee for purposes of the review and approval of the terms of any such engagement, and the Chair shall report on all such interim reviews at the Committee's next regularly scheduled meeting.

    Honeywell has been advised by PwC that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he desires to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Honeywell International Inc. Board of Directors (the Committee) is composed of independent directors and operates under a written charter adopted by the Board of Directors (See page 14).

    Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, appointing the Company's independent accountants. As stated above and in the Committee's charter, the Committee's responsibility is one of oversight. The Committee does not provide any expert or special assurance as to Honeywell's financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to them and on representations made by management and the independent auditors.

    The Committee reviewed and discussed the Company's consolidated financial statements for the year ended December 31, 2002 with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees.

    The Company's independent accountants provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with the independent accountants their independence.

    Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Russell E. Palmer, Chairman
Hans W. Becherer
Marshall N. Carter
Ann M. Fudge
James J. Howard
John R. Stafford
Michael W. Wright

                            AUDIT COMMITTEE CHARTER

    The Committee shall review this Charter on an annual basis and recommend any changes to the Board for approval.

I. COMPOSITION

    The Committee shall be composed of three or more members of the Board of Directors who meet the independence and financial literacy criteria established for audit committee members under the listing standards and rules of the New York Stock Exchange and the Securities and Exchange Commission. At least one member of the Committee shall satisfy the financial expertise requirements set forth in such listing standards and rules.

    The members of the Committee shall be elected by the Board at the recommendation of the Corporate Governance Committee. If an Audit Committee Chair is not designated or present, the members may designate a Chair by majority vote.

II. MEETINGS

    The Committee shall meet at least four times each fiscal year. The Committee shall meet with management, and shall meet periodically with the chief internal auditor and the independent auditors in separate executive sessions.

III. RESPONSIBILITIES

    The Committee shall provide assistance to the Board of Directors in fulfilling its responsibilities relating to oversight of (i) the Company's accounting and financial reporting practices and internal control system, (ii) the independent auditor's qualifications and independence, and (iii) the performance of the Company's internal audit function and independent auditor.

    The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

    The following shall be the primary activities of the Committee in carrying out its oversight responsibilities. The Committee may, from time to time, alter its procedures as appropriate given the circumstances and shall perform such other functions as may be assigned to it by law, the Company's charter, the By-laws or by the Board.

        1. Review the results of each external audit of the Company's financial statements, including any certification, report, opinion or review rendered by the independent auditor in connection with the financial statements.

        2. Review other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards and rules of the Securities and Exchange Commission.

        3. Based on the review under 1 and 2 above, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K and prepare the Committee report to be included in the Company's proxy statement in accordance with Securities and Exchange Commission rules.

        4. Review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Form 10-Q and the matters required to be communicated to the Audit Committee under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of the interim review.

        5. Appoint, and recommend to the shareowners for approval, the firm to be engaged as the Company's independent auditor, which firm shall report directly to the Committee. The Committee shall be directly responsible for the compensation, retention and oversight of the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting. The Committee shall have the sole authority to approve all audit engagement fees and terms.

        6. Evaluate the independent auditor's performance and, if appropriate, recommend its discharge.

        7. Receive from the independent auditor annually a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with the auditor the scope of any disclosed relationships and their impact or potential impact on the auditor's independence and objectivity, and recommend that the full Board take appropriate action to satisfy itself of the auditor's independence.

        8. Approve all non-audit engagements with the independent auditor, either through express prior review and approval or through the adoption of policies and procedures for engaging the independent auditor to perform services other than audit, review and attest services. Between regularly-scheduled meetings of the Committee, the Chair of the Committee may represent the entire Committee for purposes of the review and approval of the terms of non-audit engagements with the independent auditor.

        9. Review reports of the independent auditor and the chief internal auditor related to the adequacy of the Company's internal accounting controls, including any management letters and management's responses to recommendations made by the independent auditor or the chief internal auditor.

        10. Consider, in consultation with the independent auditor and the chief internal auditor, the scope and plan of forthcoming external and internal audits, the involvement of the internal auditors in the audit examination, and the independent auditor's responsibility under generally accepted auditing standards.

        11. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

        12. Determine that there are established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        13. The Committee shall have the power to inquire into any financial matters not set forth above, and shall perform such other functions as may be assigned to it by law, or the Company's charter or By-laws, or by the Board.

        14. Undertake an annual performance evaluation of the activities of the Committee, including the Committee's responsibilities as set forth above.

                          STOCK OWNERSHIP INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers. To the best of Honeywell's knowledge, all of the filings for our executive officers and directors were made on a timely basis in 2002, except that (i) contributions of phantom shares in our Deferred Compensation Plan for three of our directors, Marshall N. Carter, James J. Howard, and Michael W. Wright, were reported on a timely basis, but in the wrong unit of measure, and were amended on January 22, 2003 to provide the correct totals, and (ii) Supplemental Savings Plan contributions totaling 73.583 shares for Nance K. Dicciani, President and Chief Executive Officer, Specialty Materials, made during November and December of 2002, were reported in her annual Statement of Changes in Beneficial Ownership on Form 5.

FIVE PERCENT OWNERS OF COMPANY STOCK

    The following table sets forth information as to those holders known to Honeywell to be the beneficial owners of more than 5% of the outstanding shares of Honeywell Common Stock as of February 28, 2003.

                                                                          PERCENT OF
                                                                            COMMON
                                                            NUMBER          STOCK
NAME AND COMPLETE MAILING ADDRESS                          OF SHARES     OUTSTANDING
---------------------------------                          ---------     -----------
State Street Bank and Trust Company(1) ................  100,364,969(2)      11.7
  225 Franklin Street, Boston, MA 02101

---------
(1) State Street holds 8.5% of our outstanding common stock as trustee for certain Honeywell savings plans. Under the terms of the plans, State Street is required to vote shares attributable to any participant in accordance with instructions received from the participant and to vote all shares for which it does not receive instructions in the same ratio as the shares for which instructions were received.

(2) State Street has sole voting power in respect of 25,276,684 shares; shared voting power in respect of 73,132,388 shares; sole dispositive power in respect of 27,123,891 shares; and shared dispositive power in respect of 73,241,078 shares. State Street disclaims beneficial ownership of all of the shares listed above.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information as of February 28, 2003 with respect to the beneficial ownership of Common Stock by each executive officer named in the Summary Compensation Table herein, by each director, and by all directors and executive officers of Honeywell as a group. In general, 'beneficial ownership' includes those shares a director or executive officer has the sole power to vote or transfer, except as otherwise noted, and stock options that are exercisable currently or within 60 days. Directors and executive officers also have interests in stock-based units under Company plans. While these units may not be voted or transferred, we have included them in the table below as they represent the total economic interest of the directors and executive officers in Honeywell stock.

                                                           NUMBER OF
                       NAME(1)                          SHARES(2)(3)(4)
                       -------                          ---------------
Hans W. Becherer......................................        44,879
Gordon M. Bethune.....................................        10,870
Lawrence A. Bossidy...................................     2,301,362
Marshall N. Carter....................................        32,990
Jaime Chico Pardo.....................................        14,311
David M. Cote.........................................     1,189,534
Ann M. Fudge..........................................        26,015
J. Kevin Gilligan.....................................       359,525
James J. Howard.......................................        46,003
Robert D. Johnson.....................................       546,710
Bruce Karatz..........................................        40,949
Peter M. Kreindler....................................       691,563
Robert M. Luciano.....................................        42,323
Russell E. Palmer.....................................        26,052
Ivan G. Seidenberg....................................        30,994
John R. Stafford......................................        51,232
Richard F. Wallman....................................       978,189
Michael W. Wright.....................................        55,866
All directors and executive officers as a group,
  including the above-named persons (22 people).......     7,006,659

                                                        (footnotes on next page)

(footnotes from previous page)

(1) c/o Honeywell International Inc., 101 Columbia Road, Morris Township, New Jersey 07962.

(2) The total beneficial ownership for any individual is less than 0.25%, and the total for the group is 0.75%, of the shares of Common Stock outstanding.

(3) Includes the following number of shares or share-equivalents in deferred accounts, as to which no voting or investment power exists: Mr. Becherer, 22,679; Mr. Bethune, 3,670; Mr. Bossidy, 218,889; Mr. Carter, 8,790;
    Mr. Chico Pardo, 7,111; Mr. Cote, 69,720; Ms. Fudge, 3,815; Mr. Gilligan, 2,488; Mr. Howard, 33,967; Mr. R. Johnson, 199; Mr. Karatz, 27,358;
    Mr. Kreindler, 23,566; Mr. Luciano, 7,123; Mr. Palmer, 6,852;
    Mr. Seidenberg, 13,794; Mr. Stafford, 13,032; Mr. Wallman, 73,535;
    Mr. Wright, 46,416; and all directors and executive officers as a group, 584,927. Also includes the following number of shares subject to shared voting power and shared dispositive power: Mr. Stafford, 8,000 shares; Mr. Wallman, 1,875 shares; and all directors and executive officers as a group, 23,420 shares.

(4) Includes shares which the following have the right to acquire within 60 days through the vesting of restricted units and the exercise of stock options:
    Mr. Becherer, 16,200; Mr. Bethune, 4,200; Mr. Bossidy, 2,000,000;
    Mr. Carter, 6,200; Mr. Chico Pardo, 4,200; Mr. Cote, 1,093,624; Ms. Fudge, 16,200; Mr. Gilligan, 325,000; Mr. Howard, 4,200; Mr. R. Johnson, 535,000;
    Mr. Karatz, 4,200; Mr. Kreindler, 665,000; Mr. Luciano, 16,200; Mr. Palmer, 12,200; Mr. Seidenberg, 14,200; Mr. Stafford, 16,200; Mr. Wallman, 901,500;
    Mr. Wright, 4,200; and all directors and executive officers as a group, 6,127,024. Mr. Bossidy has transferred to immediate family members the right to acquire a total of 180,000 of the 2,000,000 stock options shown.

                             EXECUTIVE COMPENSATION

        REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

    The Management Development and Compensation Committee of the Board of Directors (the 'Committee') determines the compensation of Honeywell's executive officers and oversees the administration of executive compensation programs. The Committee is composed entirely of independent directors.

EXECUTIVE COMPENSATION POLICIES AND PROGRAMS

    Honeywell's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The programs link each executive's compensation directly to Honeywell's performance. A significant portion of each executive's compensation is dependent upon achieving business and financial goals, realizing other individual performance objectives, and upon stock price appreciation.

    Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareowner value, as well as the competitiveness of the programs. The Committee approves salary actions and determines the amount of annual bonuses and the number and amount of long-term incentive awards for officers.

    The Committee also determines what changes, if any, are appropriate in the compensation programs of the Company. In 2002, the Committee retained an independent consulting firm to conduct an in-depth evaluation of the Company's executive compensation policies and programs in order to ensure that Honeywell continued to have a balanced and durable program that is fair and competitive, supports the Company's strategic goals, and enhances its ability to attract, retain and appropriately incentivize highly skilled executives. Based on the consultant's report and recommendations, the Committee has determined that the Company's existing executive policies and programs, with the addition of certain other performance-linked programs in 2003 (see discussion of Performance Awards on pp. 30 - 31), will better position the Company to achieve these objectives. In addition, the Committee revised its charter during 2002 to assure that its practices and processes adhere to the highest standards of corporate governance.

    The Internal Revenue Code restricts deductibility of annual individual compensation to its top executive officers in excess of $1 million if certain conditions set forth in the Code are not fully satisfied. Honeywell intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs that effectively attract and retain exceptional executives in a highly competitive environment and, accordingly, compensation paid under Honeywell's stock plan and incentive compensation plans is generally tax-deductible. However, on occasion it may not be possible to satisfy all conditions of the Internal Revenue Code for deductibility and still meet Honeywell's compensation needs, and in such limited situations, certain compensation paid to some executives may not be tax-deductible.

COMPONENTS OF COMPENSATION

    There are three basic components to Honeywell's 'pay for performance' system: base salary, annual incentive bonus, and long-term incentive compensation (primarily stock options in 2002). Each component is addressed in the context of competitive conditions. In determining competitive compensation levels, Honeywell analyzes information from several independent executive compensation surveys and consultants, which includes information regarding large diversified industrial companies and other companies that compete with Honeywell for executive talent ('Peer Companies').

    Base Salary: Base pay is designed to be competitive within 20% above or below the median salary levels at Peer Companies for equivalent positions. The executive's actual salary relative to this competitive framework varies based on individual performance and the individual's skills, experience and background. During 2002, the Company instituted a general freeze of base pay due to the economic challenges experienced in the industry sectors in which Honeywell operates. Therefore, merit salary increases generally were not granted during 2002.

    Annual Incentive Bonus: Award levels, like base salary levels, are set with reference to competitive conditions and are intended to motivate executives by providing substantial bonus payments for the achievement of aggressive goals. Incentive compensation awards are made pursuant to the terms of the Honeywell International Inc. Incentive Compensation Plan for Executive Employees. Each executive has a bonus target expressed as a percentage of base salary. The actual amounts paid for 2002 were determined by performance based on two factors: first, financial performance, which was measured against objectives established for revenue, free cash flow and earnings per share; and, second, the individual executive's performance against other specific management objectives, such as improving customer satisfaction, driving our growth imperatives, driving process excellence by increasing the use of Six Sigma Plus processes and DigitalWorks, and promoting learning and innovation in the workplace. For 2002, the financial objectives were weighted relatively (i.e., EPS 40%; revenue 30% and free cash flow 30%) in determining the Company wide incentive compensation pools. The types and relative importance of specific financial and other business objectives varied among Honeywell's executives depending upon their positions and the particular operation or functions for which they were responsible.

    Long-term Incentive Compensation: The principle purpose of the long-term incentive compensation program is to encourage Honeywell's executives to enhance the value of Honeywell and, hence, the price of the Common Stock and the shareowners' return. The long-term incentive component of the compensation system (through extended vesting) is also designed to create retention incentives for the individual.

    The long-term, equity-based compensation program consists primarily of stock option grants that vest over a multi-year period of service and is tied directly to shareowner returns. Like the annual bonus and base salary, long-term incentive award levels are set with regard to competitive considerations and each individual's actual award is based upon the individual's performance, potential for increased responsibility and contributions, leadership ability and potential and commitment to Honeywell's strategic efforts. Although Honeywell periodically grants new awards to provide continuing incentives for future performance, the Company did not make an annual grant of stock options in 2002, because in July 2001, following the prohibition by the European Union of the proposed merger of Honeywell and General Electric, a special grant of stock options and restricted units was made to executive officers and approximately 6,100 other employees, taking into account the extraordinary retention needs at the time and the fact that no regular option grant had been made during 2001.

    In addition to stock options, awards of restricted units, each of which entitles the holder to one share of Common Stock on vesting, may be made on a selective basis to individual executives in order to enhance the incentive for them to remain with Honeywell. These units vest over an extended period of service of up to seven years. A limited number of restricted unit grants will be used on a proactive basis to retain and reward executives who have exhibited sustained exceptional performance and who are determined to be high potential resources. On a limited and highly selective basis, restricted units were granted during 2002 in order to retain certain key performers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    On July 3, 2001, Mr. Bossidy returned from retirement to the roles of both Chairman and Chief Executive Officer of Honeywell. Prior to his subsequent retirement on July 1, 2002, pursuant to the terms of his employment agreement, Mr. Bossidy received $1,007,692 in salary during 2002. In addition, in 2002, the Committee decided to award Mr. Bossidy a bonus of $4,000,000 and 200,000 restricted units in recognition of his 2001-2002 performance, his long service with Honeywell without any increase in base salary and his willingness to return from retirement to lead the Company during the challenging period following the EU rejection of the Honeywell-General Electric merger. The Committee determined the amount of such awards by reference to a benchmarking report of an independent consultant retained by the committee, indicating that Mr. Bossidy's total compensation fell below the median of CEO's of large industrial companies. Mr. Bossidy's efforts were pivotal in returning Honeywell to its respected position, in re-establishing the Company's credibility with investors and in retaining, upgrading, and refocusing the management team. Furthermore, Mr. Bossidy was instrumental in the selection and appointment of Mr. Cote as his successor.

    Following an extensive search for a successor to Mr. Bossidy conducted by the Committee during late 2001 and early 2002, on February 19, 2002, the Board named Mr. Cote President and Chief Executive Officer of Honeywell. Mr. Cote then assumed the role of Chairman and Chief Executive Officer for Honeywell International Inc. upon Mr. Bossidy's retirement on July 1, 2002. Mr. Cote's employment terms were negotiated at arms length by representatives of the Company and Mr. Cote. The Committee considered competitive market data as to total CEO compensation at large industrial companies, Honeywell's compensation strategy (in determining the mix of pay components) and the desirability of linking a significant portion of pay to the performance of the CEO and of the Company in recommending Mr. Cote's compensation arrangements to the full Board, as well as the need to compensate Mr. Cote for the forfeiture of significant cash and equity awards from his former employer that were the direct result of his acceptance of employment with Honeywell. Following Board approval, Honeywell and Mr. Cote entered into an employment agreement that runs through February 19, 2007, with automatic extensions as required to retain a minimum three year term. Under his agreement, Mr. Cote will receive an annual salary of at least $1,500,000, an annual target bonus equal to at least 125% of his base salary and annual equity awards equal in value to at least 230% of his total cash compensation. Mr. Cote's bonus for 2002 was guaranteed at the designated target amount. Mr. Cote's agreement also provides for make whole payments of $2.7 million in 2002 and $2.3 million in 2003 for incentive compensation arrangements for prior years to which he would have been entitled from his former employer, but which he forfeited upon acceptance of employment with Honeywell. Pursuant to his agreement, Mr. Cote was granted 2,202,200 stock options and 770,000 restricted units on his start date (of which 652,200 options and all restricted units were to compensate him for equity interests in his former employer that were forfeited when he joined Honeywell and 1,000,000 options were granted as a sign-on equity award). Mr. Cote was awarded an annual incentive bonus for 2002 of $1,875,000 which was consistent with his employment agreement.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE:
    Robert P. Luciano, Chairman                    Bruce Karatz
    Hans W. Becherer                               Ivan G. Seidenberg
    Gordon M. Bethune                              John R. Stafford

                           SUMMARY COMPENSATION TABLE

    The following table provides a summary of cash and non-cash compensation paid to, earned by or awarded to Honeywell's two Chief Executive Officers during 2002 and the other four most highly compensated executive officers of Honeywell during 2002.

                                            ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                            -------------------                     ----------------------
                                                                                            AWARDS
                                                                                            ------
                                                                                                     SECURITIES
                                                                                                     UNDERLYING
        NAME AND                                             OTHER ANNUAL          RESTRICTED       OPTIONS/SARS
   PRINCIPAL POSITION     YEAR  SALARY($)     BONUS($)    COMPENSATION($)(1)   STOCK AWARDS($)(2)     (SHARES)
   ------------------     ----  ---------     --------    ------------------   ------------------     --------
David M. Cote (5)         2002  $1,292,308   $1,875,000        $723,543           $25,140,500        2,202,200
 Chairman of the Board    2001          --           --              --                    --               --
 and Chief Executive      2000          --           --              --                    --               --
 Officer

Lawrence A. Bossidy (6)   2002   1,007,692    4,000,000         187,754             7,384,000               --
 Chairman of the Board    2001     992,308    1,000,000         118,763                    --          500,000
 and Chief Executive      2000     500,000           --          42,435                    --               --
 Officer

Robert D. Johnson         2002     590,000      615,000         105,117             3,392,000               --
 President and Chief      2001     575,529      450,000          57,784                    --          250,000
 Executive Officer        2000     550,000      400,000          51,093                    --               --
 Aerospace

J. Kevin Gilligan         2002     550,000      425,000          40,733             3,392,000               --
 President and Chief      2001     488,233      275,000          40,305               451,125          250,000
 Executive Officer        2000     440,000      180,000          39,200               692,256               --
 Automation
 and Control Solutions

Richard F. Wallman        2002     510,000      550,000         115,204                    --               --
 Senior Vice President    2001     510,000      375,000          49,931                    --          200,000
 and Chief Financial      2000     480,000      235,000          49,538                    --          437,500
 Officer

Peter M. Kreindler        2002     495,000      550,000         317,320             3,692,000               --
 Senior Vice President    2001     495,000      510,000          40,449                    --          200,000
 and General Counsel      2000     480,000      275,000          41,793                    --          250,000

                                LONG-TERM COMPENSATION
                          ---------------------------------
                             PAYOUTS
                             -------

        NAME AND              LTIP            ALL OTHER
   PRINCIPAL POSITION     PAYOUTS($)(3)   COMPENSATION($)(4)
   ------------------     -------------   ------------------
David M. Cote (5)                  --         $2,837,741
 Chairman of the Board             --                 --
 and Chief Executive               --                 --
 Officer

Lawrence A. Bossidy (6)            --            617,998
 Chairman of the Board             --            228,667
 and Chief Executive               --            173,377
 Officer

Robert D. Johnson                  --             67,261
 President and Chief               --             62,909
 Executive Officer          1,282,867             58,913
 Aerospace

J. Kevin Gilligan                  --             71,855
 President and Chief               --             52,030
 Executive Officer          2,123,962             26,066
 Automation
 and Control Solutions

Richard F. Wallman                 --            335,077
 Senior Vice President             --            220,532
 and Chief Financial               --            211,042
 Officer

Peter M. Kreindler                 --            315,636
 Senior Vice President             --            214,617
 and General Counsel               --            209,625

---------

(1) Other Annual Compensation consists of the following:

                                            MR. COTE   MR. BOSSIDY   MR. JOHNSON   MR. GILLIGAN   MR. WALLMAN   MR. KREINDLER
                                            --------   -----------   -----------   ------------   -----------   -------------
   Legal fees                        2002   $118,667          --            --            --             --             --
                                     2001         --          --            --            --             --             --
                                     2000         --          --            --            --             --             --

   Personal use of company aircraft  2002     61,475    $109,850      $ 20,291            --       $    489       $ 10,350
                                     2001         --      91,700        24,677            --             --             --
                                     2000         --      41,325         9,300            --             --             --

   Personal financial planning       2002     15,354      50,000            --            --             --             --
                                     2001         --          --            --            --             --             --
                                     2000         --          --            --            --             --             --

   Cash flexible perquisite          2002     43,056      25,000        27,250        38,000         37,206         38,000
    payments                         2001         --      25,000        27,250        38,000         41,938         38,000
                                     2000         --          --        29,938        38,000         41,938         29,938

   Temporary housing                 2002     60,300          --            --            --         47,512         33,156
                                     2001         --          --            --            --             --             --
                                     2000         --          --            --            --             --             --

   Excess liability insurance        2002        844         761         1,125         1,125          1,125          1,125
                                     2001         --         552         1,105         1,105          1,105          1,105
                                     2000         --         368         1,105            --          1,105          1,105

   Personal use of company car       2002     28,944          --            --            --             --             --
                                     2001         --       1,511         4,752            --          6,888          1,344
                                     2000         --         742        10,750            --          6,495         10,750

   Executive auto insurance          2002         --          --            --         1,200             --             --
                                     2001         --          --            --         1,200             --             --
                                     2000         --          --            --         1,200             --             --

   Tax reimbursement payments        2002    394,903       2,143        56,451           408         28,872        234,689
                                     2001         --          --            --            --             --             --
                                     2000         --          --            --            --             --             --
                                            --------    --------      --------       -------       --------       --------
   Totals                            2002   $723,543    $187,754      $105,117       $40,733       $115,204       $317,320
                                     2001          0     118,763        57,784        40,305         49,931         40,449
                                     2000          0      42,435        51,093        39,200         49,538         41,793

(2) The information in this column is based upon the closing price of Common Stock on the date of grant. Each restricted unit entitles the holder to a share of Common Stock on vesting. Common
                                              (footnotes continued on next page)

(footnotes continued from previous page)
    Stock dividends equivalents are payable on each restricted unit prior to vesting. The restricted units held by the individuals set forth below vest as follows: Mr. Cote, 55,500 vested on November 11, 2002, 14,137 vested on February 22, 2003, 6,963 will vest on February 22, 2004, 315,200 on
    February 1, 2006 and 378,200 on July 1, 2012; Mr. Bossidy, 200,000 units vested on June 30, 2002, with a mandatory deferral of 50% until April 26, 2003 and 50% until April 26, 2004; Mr. Gilligan, 50,000 will vest on each of February 7, 2004 and February 7, 2005, 12,500 on July 16, 2004 and 12,000 on
    January 28, 2005; Mr. Johnson, 50,000 will vest on each of February 7, 2004 and February 7, 2005; Mr. Kreindler, 100,000 will vest on April 26, 2005. The total number of unvested restricted units held and their value, both as of December 31, 2002, are as follows: Mr. Cote, 714,500 ($17,148,000);
    Mr. Johnson, 130,000 ($3,120,000); Mr. Gilligan, 139,500 ($3,348,000); Mr.
    Wallman, 17,500 ($420,000); and Mr. Kreindler, 117,500 ($2,820,000). 17,500
    of the restricted units for each of Mr. Wallman and Mr. Kreindler, 15,000 of the units for Mr. Gilligan, and 30,000 of the units for Mr. Johnson are performance based and are due to be forfeited on April 1, 2003. All restricted units would vest in the event of the normal retirement, death or Total Disability of the grantee, or upon a Change in Control of Honeywell, as such terms are defined in the 1993 Stock Plan for Employees of Honeywell International.

(3) Amounts paid under the AlliedSignal Inc. Long-Term Cash Plan for
    Mr. Johnson and the Honeywell Inc. Executive Performance Plan and Honeywell Inc. Performance Stock Plan for Mr. Gilligan.

(4) All other compensation for 2002 consists of the following:

                                          MR. COTE    MR. BOSSIDY   MR. JOHNSON   MR. GILLIGAN   MR. WALLMAN   MR. KREINDLER
                                          --------    -----------   -----------   ------------   -----------   -------------
   Make whole payments*................  $2,700,000          --            --            --             --             --
   Above market interest...............      76,834    $388,246       $ 3,635       $12,743       $294,277       $262,255
   Matching contributions..............          --      86,546        47,200        44,000         40,800         39,600
   Personal use of company aircraft --
    retirement.........................          --     128,125            --            --             --             --
   Executive life insurance............       1,440      15,081        16,426        15,112             --         13,781
   Above plan relocation...............      59,467          --            --            --             --             --
                                         ----------    --------       -------       -------       --------       --------
   Total...............................  $2,837,741    $617,998       $67,261       $71,855       $335,077       $315,636
                                         ----------    --------       -------       -------       --------       --------
                                         ----------    --------       -------       -------       --------       --------

 * Represents bonus payments to which Mr. Cote would have been entitled from his former employer, but which he forfeited upon acceptance of employment with Honeywell.

(5) Mr. Cote was hired on February 19, 2002.

(6) Mr. Bossidy initially retired on April 1, 2000, was rehired on July 3, 2001 and retired on July 1, 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The stock options included in the following table were all granted with an exercise price equal to 100 percent of the fair market value of the Common Stock on the date of grant.

                                       NUMBER OF     % OF TOTAL
                                       SECURITIES     OPTIONS
                                       UNDERLYING    GRANTED TO     EXERCISE                  GRANT DATE
                                        OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION     PRESENT
                NAME                   GRANTED(#)   FISCAL YEAR      ($/SH)         DATE       VALUE(1)
                ----                   ----------   -----------      ------         ----       --------
D. M. Cote...........................  2,202,200(2)    73.85%        $33.38       02/18/12    $27,527,500
L. A. Bossidy........................     --           --             --            --            --
R. D. Johnson........................     --           --             --            --            --
J. K. Gilligan.......................     --           --             --            --            --
R. F. Wallman........................     --           --             --            --            --
P. M. Kreindler......................     --           --             --            --            --

---------

(1) Options are valued using a Black-Scholes option pricing model which assumes a historic five-year average volatility of 43.6%, the average dividend yield for the three years ended December 31,
                                              (footnotes continued on next page)

(footnotes continued from previous page)
    2002 (1.9%), a 4.2% risk-free rate of return (based on the average zero coupon five-year U.S. Treasury note yield for the month of grant), and an expected option life of 5.0 years based on past experience. No adjustments are made for non-transferability or risk of forfeiture. Options will have no actual value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date. If the grant date present values are realized, total shareowner value will have appreciated by approximately $10.7 billion, and the value of the granted options reflected in the table will be less than 0.26% of the total shareowner appreciation.

(2) 386,698 vested on February 19, 2002, but are not exercisable until February 19, 2003.

    139,800 vested on November 11, 2002.

    490,000 vested on February 19, 2003.

    77,126 vested on February 22, 2003.

    367,500 will vest on February 19, 2004.

    48,576 will vest on February 22, 2004.

    367,500 will vest on February 19, 2005.

    130,000 will vest on February 19, 2006, subject to acceleration to the end of the first consecutive twenty day trading period following February 19, 2003 during which the average closing price of Honeywell Common Stock exceeds $41.73.

    97,500 will vest on February 19, 2007, subject to acceleration to the end of the first consecutive twenty day trading period following February 19, 2003 during which the average closing price of Honeywell Common Stock exceeds $50.07.

    97,500 will vest on February 19, 2008, subject to acceleration to the end of the first consecutive twenty day trading period following February 19, 2003 during which the average closing price of Honeywell Common Stock exceeds $58.42.

    Pursuant to the terms of the 1993 Stock Plan for Employees of Honeywell International Inc., these options will immediately vest upon the normal retirement, death or Total Disability of the grantee, or upon a Change in Control of Honeywell, as such terms are defined in the 1993 Stock Plan.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                         YEAR AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                      OPTIONS AT YEAR-END(#)            AT YEAR-END($)
                               ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   -----------   -----------   -------------   -----------   -------------
D. M. Cote...................     --             --           139,800      2,062,400        --             --
L. A. Bossidy................     --             --         2,000,000        --             --             --
R. D. Johnson................     --             --           370,000        370,000        --             --
J. K. Gilligan...............     --             --           205,000        245,000        --             --
R. F. Wallman................     --             --           657,750        526,750        --             --
P. M. Kreindler..............     --             --           477,500        485,500        --             --

                               PERFORMANCE GRAPH

    The following graph compares the five-year cumulative total return on our Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a composite of Standard & Poor's Aerospace and Defense and Industrial Conglomerates indices, on an equally weighted basis (the 'Composite Index'). The selection and weighting of the Aerospace and Defense component of the Composite Index was deemed appropriate in light of the fact that Honeywell's Aerospace segment has accounted for at least 50% of our aggregate segment profits in each of the past three completed fiscal years. The selection and weighting of the Industrial Conglomerates component of the Composite Index reflects the diverse and distinct range of non-aerospace businesses conducted by Honeywell and their contribution to our overall segment profits. The Manufacturing (Diversified) Index previously utilized by Honeywell was discontinued by Standard & Poor's in 2002 in connection with the implementation of a new industry classification system. As required by SEC rules, we are including both the Composite Index and the Manufacturing (Diversified) Index (with respect to 1997-2001) in this proxy statement. The annual changes for the five-year period shown in the graph are based on the assumption that $100 had been invested in Honeywell stock and each index on December 31, 1997 and that all dividends were reinvested.

                               [Performance Graph]

                        1997      1998     1999    2000   2001     2002
                        ----      ----     ----    ----   ----     ----
Honeywell                100       116      153     127     93       67

S&P 500'r'               100       129      156     141    125       97

Composite Index          100       124      168     177    156      104

S&P'r' Manufacturing     100       116      142     170    167      N/A
(Diversified) Index

                    EMPLOYMENT AND TERMINATION ARRANGEMENTS

    Mr. Cote's employment agreement provides for his employment as Chairman and Chief Executive Officer through February 19, 2007 (having served as President and Chief Executive Officer from February through June 2002), with automatic extensions of such agreement that retain a minimum three year term. Pursuant to his agreement, Mr. Cote will receive $5 million of make whole payments ($2,700,000 of which was paid in 2002, $2,300,000 of which is payable in 2003) for bonus payments to which he would have been entitled from his former employer, but which he forfeited upon acceptance of his employment with Honeywell. During the term of his agreement, Mr. Cote will have an annual salary of at least $1,500,000, an annual target bonus equal to 125 percent of his base salary and annual equity awards based on a target value of 230% of his then current base salary and annual incentive bonus target. If his employment is terminated by Honeywell other than for cause (as defined in his agreement) prior to the expiration of his agreement, Honeywell will continue to provide Mr. Cote with compensation, benefits, and other compensation arrangements for the balance of the outstanding term. If Mr. Cote is terminated other than for cause, death or disability, or if he terminates his employment for 'good reason', his unvested, non-performance based equity awards would remain outstanding and vest as scheduled. In the event of a change in control, Honeywell's obligation to provide certain life insurance benefits for Mr. Cote would become irrevocable and Honeywell would be required to immediately transfer the policy to an irrevocable trust and fund the trust in an amount sufficient to pay projected future premiums with respect to the policy. See also 'Retirement Benefits.'

    Mr. Bossidy's employment agreement provided for his employment as Chairman and Chief Executive Officer through June 30, 2002. During the term of the agreement, Mr. Bossidy was entitled to receive an annual salary of at least $2,000,000 and had an annual target bonus equal to 100 percent of base salary. See also 'Retirement Benefits.'

    Under the Severance Plan for Senior Executives, the current executive officers named in the Summary Compensation Table would be entitled to payments equivalent to base salary and annual incentive bonus (and continuation of certain benefits, such as group life and medical insurance coverage) for a period of 36 months if their employment is terminated by Honeywell other than for 'gross cause' (which includes fraud and criminal conduct). Following a voluntary resignation for 'good reason' after a change in control, the payments would be made in a lump sum. The Severance Plan for Senior Executives provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under
Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by Honeywell.

                              RETIREMENT BENEFITS

    The following table illustrates the estimated annual pension benefits which would be provided on retirement at age 65 under Honeywell's Retirement Earnings Plan and related unfunded supplemental retirement plans (collectively, the 'Honeywell Pension Program'), after applicable deductions for Social Security benefits and assuming completion of the required five years of service, to the salaried executives identified in the following paragraph with the specified average annual remuneration and years of service.

                                                  PENSION TABLE
  AVERAGE                                   YEARS OF CREDITED SERVICE
   ANNUAL      ------------------------------------------------------------------------------------
REMUNERATION      5          10          15           20        25 - 30         35           40
------------      -          --          --           --        -------         --           --
 $  800,000    $ 67,251   $147,251   $  227,251   $  307,251   $  387,251   $  414,790   $  474,046
  1,000,000      87,251    187,251      287,251      387,251      487,251      519,790      594,046
  1,200,000     107,251    227,251      347,251      467,251      587,251      624,790      714,046
  1,500,000     137,251    287,251      437,251      587,251      737,251      782,290      894,046
  3,000,000     287,251    587,251      887,251    1,187,251    1,487,251    1,569,790    1,794,046
  5,000,000     487,251    987,251    1,487,251    1,987,251    2,487,251    2,619,790    2,994,046

    The benefit amounts shown in the Pension Table are computed on a straight-life annuity basis. Upon their retirement, executives may elect to receive the value of their supplemental retirement plan benefits in a lump sum. At January 1, 2003, the following individuals have approximately the indicated number of years of credited service for purposes of the Honeywell Pension
Program: Mr. Bossidy, 10; Mr. Gilligan, 25; Mr. Johnson, 8; Mr. Kreindler, 11; and Mr. Wallman, 15. Mr. Wallman is credited with 15 years of service for pension purposes pursuant to a non-qualified pension arrangement that credits him with two years of service for each year of employment with Honeywell, to a maximum of 20 years, with pension benefits reduced by benefits payable under retirement plans of former employers. Mr. Johnson is covered by a non-qualified pension arrangement that provides that, if he continues his employment through December 31, 2005, he will be credited with two years of service for pension purposes for each year of employment with Honeywell.

    The amounts in the Salary and Bonus columns of the Summary Compensation Table for 2002 would be included in computing remuneration for pension purposes as well as any payroll based reward and recognition awards. Average annual remuneration under the Honeywell Pension Program is calculated based on the highest paid 60 consecutive months of an employee's last 120 months of employment.

    Under their respective employment agreements, each of Messrs. Bossidy and Cote is entitled to receive a retirement benefit equivalent to 60 percent of final average compensation (based on his highest three years of salary and bonus) payable annually for his lifetime, with a lifetime surviving spouse benefit equal to 75% of his benefit. Benefits under each of their agreements will be reduced by any retirement benefits payable under the Honeywell Pension Program (or under any other generally applicable Honeywell pension arrangements) and benefits payable under retirement plans of former employers. The value of the non-qualified portion of this benefit is also available in a lump sum following termination of employment. Mr. Cote's agreement further provides that his retirement benefit is forfeitable if he voluntarily terminates employment with Honeywell without good reason prior to completing 5 years of service or is terminated by Honeywell for cause. Assuming his retirement at age 60, based on his current final average compensation, Mr. Cote would be entitled to an annual retirement benefit of $2,025,000 under his agreement, before reduction of such amount by retirement benefits payable from prior employers. Upon his retirement, Mr. Bossidy was entitled to an annual retirement benefit from Honeywell of $3,937,966 (including amounts reflected in the Pension Table and amounts earned prior to Mr. Bossidy's re-employment on July 3, 2001) pursuant to his agreement.

    For the remainder of his life, Mr. Bossidy is also entitled to access to or use of Honeywell facilities and services comparable to those provided to him prior to his retirement, including limited usage of company aircraft, usage of car and driver, security services, financial and tax planning services, and office space, services and administrative support.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 2000, in connection with certain tax planning for Honeywell, we secured supplemental retirement payments for Mr. Wallman by funding them through an escrow arrangement. By securing the payments, Mr. Wallman's tax liability was accelerated and we loaned Mr. Wallman at that time an amount equal to the related withholding tax obligation ($765,450). The loan bears interest at 5.53 percent compounded semiannually and is due December 31, 2004. At February 28, 2003, the amount of the loan outstanding to Mr. Wallman was $885,375.

                           EQUITY COMPENSATION PLANS

                                                                                      NUMBER OF
                                                                                      SECURITIES
                                                  NUMBER OF                           REMAINING
                                                  SHARES TO                         AVAILABLE FOR
                                                  BE ISSUED                        FUTURE ISSUANCE
                                                    UPON                             UNDER EQUITY
                                                 EXERCISE OF   WEIGHTED-AVERAGE      COMPENSATION
                                                 OUTSTANDING   EXERCISE PRICE OF   PLANS (EXCLUDING
                                                  OPTIONS,        OUTSTANDING         SECURITIES
                                                  WARRANTS     OPTIONS, WARRANTS     REFLECTED IN
                 PLAN CATEGORY                   AND RIGHTS       AND RIGHTS          COLUMN(A))
                 -------------                   ----------       ----------          ----------
                                                     (a)              (b)                (c)
Equity compensation plans approved by security
  holders......................................  48,542,318(1)      $39.20(2)         19,789,257(3)
Equity compensation plans not approved by
  security holders.............................     932,363(4)         N/A(5)                N/A(6)
    Total......................................  49,474,681         $39.20            19,789,257

---------

(1) Equity compensation plans approved by shareowners that are included in column (a) of the table are the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates (44,089,379 common shares to be issued for options; 2,342,960 restricted units subject to attainment of certain performance goals or continued employment and 657,019 deferred units of previously earned and vested awards where delivery of shares has been deferred), the 1985 Stock Plan for Employees of
                                              (footnotes continued on next page)

(footnotes continued from previous page)
    AlliedSignal Inc. and its Subsidiaries (1,300,960 common shares to be issued for options), and the Stock Plan for Non-Employee Directors of Honeywell International Inc. (152,000 common shares to be issued for options).

(2) Column (b) does not include any exercise price for restricted units granted to employees or non-employee directors under equity compensation plans approved by shareowners. Restricted units do not have an exercise price because their value is dependent upon attainment of certain performance goals or continued employment or service and they are settled for shares of Honeywell common stock on a one-for-one basis.

(3) The 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates permits annual grants of shares of Honeywell common stock equal to 1.5% of Honeywell's issued shares of common stock, including shares reacquired by Honeywell (determined as of December 31 of the preceding calendar year) and shares that were available for grants in prior years but that were not granted. No more than 3,400,000 shares may be granted each year in the form of incentive stock options. The number of shares included in column (c) with respect to this plan is 19,524,057 and was determined as of December 31, 2002. The remaining 265,200 shares included in column (c) are shares remaining for future grants under the Stock Plan for Non-Employee Directors of Honeywell International Inc. On January 1, 2003, 14,364,000 additional shares were authorized for issuance pursuant to the 1993 Stock Plan, bringing the total shares available for future issuance under this plan on that date to 33,888,057 shares.

(4) Equity compensation plans not approved by shareowners that are included in the table are the Supplemental Non-Qualified Savings Plans for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries, the AlliedSignal Incentive Compensation Plan for Executive Employees of AlliedSignal Inc. and its Subsidiaries, and the Deferred Compensation Plan for Non-Employee Directors of Honeywell International Inc.

    The Supplemental Non-Qualified Savings Plans for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries are unfunded, nonqualified plans that provide benefits equal to the employee deferrals and company matching allocations that would have been provided under Honeywell's U.S. tax-qualified savings plan if the Internal Revenue Code limitations on compensation and contributions did not apply. The company matching contribution is credited to participants' accounts in the form of notional shares of Honeywell common stock. Additional notional shares are credited to participants' accounts equal to the value of any cash dividends payable on actual shares of Honeywell common stock. The notional shares are distributed in the form of actual shares of Honeywell common stock when payments are made to participants under the plans.

    The AlliedSignal Incentive Compensation Plan for Executive Employees of AlliedSignal Inc. and its Subsidiaries was a cash incentive compensation plan maintained by AlliedSignal Inc. This plan has expired. Employees were permitted to defer receipt of a cash bonus payable under the plan and invest the deferred bonus in notional shares of Honeywell common stock. The notional shares are distributed in the form of actual shares of Honeywell common stock when payments are made to participants under the plan. No further deferrals can be made under this plan. The number of Honeywell securities that remain to be issued under this expired plan is 56,163.

    The Deferred Compensation Plan for Non-Employee Directors of Honeywell International Inc. provides for mandatory and elective deferral of certain payments to non-employee directors. Mandatory deferrals are invested in notional shares of Honeywell common stock. Directors may also invest any elective deferrals in notional shares of Honeywell common stock. Additional notional shares are credited to participant accounts equal to the value of any cash dividends payable on actual shares of Honeywell common stock. Notional shares of Honeywell common stock are converted to an equivalent amount of cash at the time distributions are made from the plan to directors. However, two former directors are entitled to receive periodic distributions of actual shares of Honeywell common stock that were notionally allocated to their accounts in years prior to 1992. The number of Honeywell securities that remain to be issued to these two directors is 5,954.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(5) Column (b) does not include any exercise price for notional shares allocated to employees under Honeywell's equity compensation plans not approved by shareowners because all of these shares are notionally allocated as a matching contribution under the non-qualified savings plans or as a notional investment of deferred bonuses or fees under the cash incentive compensation and directors' plans as described in note 4 and are only settled for shares of Honeywell common stock on a one-for-one basis.

(6) No securities are available for future issuance under the AlliedSignal Incentive Compensation Plan for Executive Employees of AlliedSignal Inc. and its Subsidiaries and the Deferred Compensation Plan for Non-Employee Directors of Honeywell International Inc. The cash incentive compensation plan has expired. All notional investments in shares of Honeywell common stock are converted to cash when payments are made under the directors' plan (other than with respect to the 5,954 shares of Honeywell common stock included in column (a) that is payable to two former directors). The amount of securities available for future issuance under the Supplemental Non-Qualified Savings Plans for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries is not determinable because the number of securities that may be issued under these plans depends upon the amount deferred to the plans by participants in future years.

The table does not contain information for the following plans and arrangements:

     Employee benefit plans of Honeywell intended to meet the requirements of
     Section 401(a) of the Internal Revenue Code and a small number of foreign employee benefit plans which are similar to such Section 401(a) plans.

     Equity compensation plans that have expired prior to January 1, 2003 and have no outstanding, unexercised options, warrants and rights.

     Equity compensation plans maintained by Honeywell Inc. immediately prior to the merger of Honeywell Inc. and AlliedSignal Inc. on December 1, 1999. The right to receive Honeywell International Inc. securities was substituted for the right to receive Honeywell Inc. securities under these plans. No new awards have been granted under these plans after the merger date. The number of shares to be issued under these plans upon exercise of outstanding options, warrants and rights is 6,624,370 and their weighted-average exercise price is $41.49.

     The Honeywell Global Employee Stock Purchase Plan. This plan is maintained solely for eligible employees of participating non-U.S. affiliates. Eligible employees can contribute between 2 and 8% of base pay from January through October of each year to purchase shares of Honeywell common stock in November of that year at a 15% discount. Honeywell has historically purchased shares through non-dilutive, open market purchases and intends to continue this practice. Employees purchased 301,047 shares of common stock at $25.1175 per share in 2001 and 343,484 shares of common stock at $20.349 per share in 2002.

                      ITEM 3 -- 2003 STOCK INCENTIVE PLAN

    The Board of Directors is recommending that shareowners approve the 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the '2003 Stock Incentive Plan or the 'Plan'). The 2003 Stock Incentive Plan is intended to replace the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates (the '1993 Employees Plan') for all Awards effective after April 25, 2003 (the date on which the 1993 Employees Plan will expire with respect to future grants).

    The 2003 Stock Incentive Plan was adopted by the Board of Directors, subject to the approval of shareowners. If the shareowners approve the Plan, it will be effective as of January 1, 2003. If shareowners do not approve the Plan, the Plan will have no effect, and any awards granted under the Plan will be rescinded. The 1993 Employees Plan will remain in effect with respect to prior awards.

    The purpose of the 2003 Stock Incentive Plan is to facilitate Honeywell's achievement of superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators, by providing for broad-based awards of incentives to its Employees in consideration of their services to Honeywell, aiding in the recruitment and retention of exceptional Employees, providing employees an opportunity to acquire or expand equity interests in Honeywell,

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

and promoting the growth and success of Honeywell's business by aligning the interests of Employees with those of shareowners. To accomplish these objectives, the 2003 Stock Incentive Plan provides for the award of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Units, Restricted Stock and other Stock-Based Awards (collectively, 'Awards').

    The 2003 Stock Incentive Plan is significantly more restrictive in certain respects than the 1993 Employees Plan. For example, post-termination exercise periods have been significantly shortened, re-pricing of Stock Options and Stock Appreciation Rights is expressly prohibited, and employees who go to work in competition with Honeywell may forfeit outstanding Awards (including any profits attributable to Stock Option exercises).

    The 1993 Employees Plan permitted annual grants of shares of Common Stock ('Shares') to Employees equal to 1.5% of Honeywell's issued Shares, including Shares reacquired by Honeywell and any Shares that were available for Award grants in prior years but that were not granted. The Committee has determined that the annual grant limitation of the 1993 Employees Plan is no longer appropriate and proposes a significant change in determining the number of Shares available under the Plan in recognition of shareowners' legitimate interest in not having their relative ownership in Honeywell materially impacted by Awards granted under the Plan.

    The 2003 Stock Incentive Plan, therefore, provides for a maximum of 33,888,057 Shares to be issued as Awards, which is the number of Shares remaining available for future grants under the 1993 Employees Plan as of January 1, 2003, reduced by the number of Shares related to Awards made under the 1993 Employees Plan from that date to April 25, 2003, the date on which the 1993 Employees Plan terminates, subject to adjustment as provided under the terms of the 2003 Stock Incentive Plan (see 'Adjustments' and 'Shares Available for Issuance', below). The 2003 Stock Incentive Plan is intended to meet the requirements of Section 162(m) of the Code with respect to grants of Stock Options, Stock Appreciation Rights and Performance Awards.

    The following is a summary of the material terms and provisions of the 2003 Stock Incentive Plan and certain tax effects of participation in the 2003 Stock Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the 2003 Stock Incentive Plan, which is attached hereto as Exhibit A. To the extent that there is a conflict between this summary and the 2003 Stock Incentive Plan, the terms of the Plan will govern. Any capitalized terms that are used but not defined in this summary have the meaning given to them in the 2003 Stock Incentive Plan.

                  DESCRIPTION OF THE 2003 STOCK INCENTIVE PLAN

    PLAN ADMINISTRATION. The 2003 Stock Incentive Plan will be administered by the Management Development and Compensation Committee (the 'Committee'), which will have broad discretion and authority under the 2003 Stock Incentive Plan to
(1) interpret the Plan; (2) prescribe, amend and rescind rules and regulations regarding the Plan; (3) select Employees to receive Awards; (4) determine the form of an Award, the number of Shares subject to an Award, and the terms and conditions of each Award; (5) determine whether Awards will be granted singly, in combination or in tandem; (6) establish and administer Performance Measures in connection with Performance Awards and certify the level of performance attained for each Performance Measure; (7) waive or amend any terms, conditions, restrictions or limitations on an Award (except that (a) the Plan's prohibition on the repricing of Stock Options and Stock Appreciation Rights cannot be waived, (b) the terms and conditions of Awards to Reporting Persons cannot be modified, amended or waived other than on account of death, disability, retirement, a Change in Control, or a termination of employment in connection with a business transfer, and (c) Awards to employees who are not Reporting Persons the terms and conditions of which are modified, amended or waived relate to no more than 5% of the number of Shares available under the Plan on its effective date, subject to adjustment); (8) make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate, in accordance with the Plan's adjustment provisions (see 'Adjustments' below); (9) provide for the deferred payment of Awards in Shares and determine the extent to which payment will be credited with Dividend Equivalents; (10) determine whether Nonqualified Stock Options may be transferable to family members, a family trust or a family partnership;
(11) establish additional provisions to implement and administer the Plan in foreign countries; and (12) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan. The Committee may delegate any of its duties and authority under the 2003 Stock Incentive Plan, except for the authority to grant and administer Awards to Key Employees and any other Reporting Person, or to any Employee to whom the Committee has delegated authority under the Plan. Also, the Committee cannot delegate its duty to establish and certify Performance Measures.

    ELIGIBILITY. In general, each of the approximately 108,000 Employees of Honeywell and its consolidated subsidiaries, except part-time, seasonal, temporary or leased employees, is eligible to receive Awards under the 2003 Stock Incentive Plan. The Committee in its discretion will determine all questions regarding eligibility to receive Awards under the 2003 Stock Incentive Plan, and the selection of Participants from those individuals who are eligible to receive Awards.

    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Stock Options awarded under the 2003 Stock Incentive Plan may be in the form of Nonqualified Stock Options or Incentive Stock Options or a combination of the two, at the discretion of the Committee and as set forth in the Award Certificate. Stock Appreciation Rights may be awarded either alone or in tandem with Stock Options. Stock Options and Stock Appreciation Rights granted under the Plan are subject to the following terms and conditions:

     Exercise Price -- The Exercise Price for each Share subject to a Stock Option or for a Stock Appreciation Right will be no less than the Fair Market Value of a Share on the date of grant, provided that the Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will be equal to the Exercise Price of the Stock Option.

     No Repricing -- The 2003 Stock Incentive Plan contains a prohibition on decreasing the Exercise Price of a Stock Option or Stock Appreciation Right after grant (other than in connection with permitted Plan adjustments -- see 'Adjustments', below), unless shareowner approval of the repricing is obtained.

     Vesting -- The Committee will set the vesting schedule of Stock Options and Stock Appreciation Rights awarded under the Plan in the Award Certificate. Stock Options and Stock Appreciation Rights will immediately vest upon the Full Retirement, death or Disability of a Participant, or upon a Change in Control, and all restrictions will lapse.

     Term -- Stock Options and Stock Appreciation Rights will automatically lapse no later than 10 years after the date of grant.

     Post-Termination Exercise -- Stock Options and Stock Appreciation Rights that have not vested as of the date of a Participant's Full Retirement, death or Disability will immediately vest as of the date of such events. Stock Options and Stock Appreciation Rights that have not vested as of the date of Termination of Employment for any other reason will be forfeited as of the date of termination. Subject to the term of the Award, any vested Stock Option or Stock Appreciation Right that has not already been exercised will remain exercisable for a period of three years after Termination of Employment because of retirement, death or Disability; one year after involuntary termination not for Cause; and 30 days after voluntary termination for any other reason. In the event of involuntary termination for Cause, all Stock Options and Stock Appreciation Rights will immediately be cancelled.

     Stock Options -- Payment of the Exercise Price may be made in cash, check, wire transfer or money order or, if permitted by the Committee, (i) by tendering to Honeywell Shares owned by the Participant having a Fair Market Value equal to the Exercise Price, (ii) by delivering irrevocable instructions to a broker to deliver to Honeywell the amount of sale proceeds with respect to Shares having a Fair Market Value equal to the Exercise Price, (iii) by instructing Honeywell to withhold Shares that would otherwise be issued having a Fair Market Value equal to the Exercise Price, or (iv) any combination of the above methods.

     Incentive Stock Options -- Incentive Stock Options may not be transferred by a Participant other than by will or the laws of descent and distribution and may be exercised only by a Participant, unless the Participant is deceased.

     Stock Appreciation Rights -- Stock Appreciation Rights will be paid in cash or Shares or a combination of cash and Shares, as determined by the Committee at the time of grant. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price of the Stock Appreciation Right. If the Stock Appreciation Right is redeemed for Shares, the number of Shares that will be paid is determined by dividing the cash payment amount by the Fair Market Value of a Share on the date of exercise. The Committee has discretion to make payments after exercise in a lump sum or to defer full payment by annual installments or otherwise.

    PERFORMANCE AWARDS. The 2003 Stock Incentive Plan provides for Performance Awards that may be granted in the form of Growth Plan Units, Restricted Units or Restricted Stock. Performance Awards may be awarded to any Employee selected by the Committee. Generally, the Committee has the discretion to fix the amount, terms and conditions of Performance Awards which will be set forth in the Award Certificate subject to the following provisions of the Plan:

     Performance Cycles -- Performance Awards will be granted in connection with a Performance Cycle, which will not be shorter than 12 months or longer than 5 years. The Committee must establish the duration of the Performance Cycle within 90 days after the start of the Performance Cycle. The first Performance Cycle that was established by the Committee under the Plan is a 24-month Performance Cycle beginning on January 1, 2003, subject to shareowner approval of the Plan.

     Performance Measures -- The Target Amount of any Growth Plan Unit and the Target Vesting Percentage of any Restricted Unit or Share of Restricted Stock that is granted as a Performance Award will be determined by reference to the degree of attainment of one or more Performance Measures selected by the Committee to measure the level of performance of Honeywell during the applicable Performance Cycle. Performance Measures that the Committee may select under the Plan include any one or combination of the following:

         Revenue (or any component of revenue);

         Operating income;

         Net income;

         Net earnings;

         Earnings per Share;

         Return on equity;

         Free cash flow;

         Cash flow per Share;

         Return on invested capital;

         Return on investments;

         Return on assets;

         Economic value added (or an equivalent metric);

         Share performance;

         Total shareowner return;

         Expenses; or

         Working capital.

      Within 90 days after the start of a Performance Cycle, the Committee will establish, in writing, the Performance Measures that will apply to the Performance Cycle. The Performance Measures selected by the Committee will be applied in accordance with GAAP (to the extent applicable) and may be measured before or after taking taxes into consideration, as the Committee determines at the time of grant. In determining attainment of Performance Measures, the Committee will exclude unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management. For the Performance Cycle that began on January 1, 2003, the Committee established a threshold Performance Measure based on Earnings Per

     Share (subject to adjustment as described above) that must be met before any amounts will be paid under the Plan. The Committee will determine the percentage of Growth Plan Units that will be awarded with respect to this Performance Cycle after taking into account Honeywell's revenue growth and return on investment for the Performance Cycle.

     Target Awards and Award Criteria -- Within 90 days after the start of a Performance Cycle, the Committee will set a Target Amount for each Participant receiving Growth Plan Units, and Target Vesting Percentage for each performance-based Restricted Unit or Restricted Stock, and will establish objective criteria for these Awards. The criteria for each form of Performance Award will set the minimum level of performance attainment that must be achieved on the applicable Performance Measures before any portion of the Performance Award vests. The criteria also determine the percentage (between 0% and 200%) of the applicable Growth Plan Units that will become payable and the percentage (between 0% and 100%) of the applicable performance-based Restricted Units or Shares of Restricted Stock that will vest upon attainment of various levels of performance in excess of the minimum.

     Amounts -- The amount of Growth Plan Units will be determined by the level of performance attained with respect to the applicable Performance Measures and the vesting of performance-based Restricted Units and Shares of Restricted Stock will be the product of the applicable percentage, determined by the level of performance attained with respect to the applicable Performance Measures, and the number of Restricted Units or Shares of Restricted Stock granted. In addition, the value of Restricted Units and Shares of Restricted Stock will depend on the Fair Market Value of a Share of Common Stock on the date of measurement.

     Committee Discretion -- The Committee has the discretion, which it may apply on a case-by-case basis, to reduce, but not to increase, the amount of Growth Plan Units or performance-based Restricted Units or Shares of Restricted Stock payable to any Key Employee (defined under the Plan as those Employees who are covered under Section 162(m) of the Code, and of which there are generally 5).

     Committee Certification -- No Performance Awards will be paid to a Key Employee until the Committee certifies in writing the level of attainment of the Key Employee with respect to the applicable Performance Measures for the Performance Cycle.

     Form of Payment -- Performance Awards in the form of Growth Plan Units will be paid in cash or Shares, in the discretion of the Committee as set forth in the Award Certificate. Performance Awards in the form of Restricted Units or Restricted Stock will be paid in Shares. Performance Awards paid in Restricted Units and Restricted Stock are also subject to the provisions of the Plan, described below, applicable to those forms of Award generally.

    RESTRICTED UNITS AND RESTRICTED STOCK. Restricted Units and Restricted Stock may be awarded under the 2003 Stock Incentive Plan to any Employee selected by the Committee. Generally, the Committee has the discretion to fix the amount, terms and conditions applicable to Awards of Restricted Units and Restricted Stock which will be set forth in the Award Certificate, subject to the following provisions of the Plan:

     Payment -- When Restricted Stock is granted, certificates in the Participant's name, with appropriate legends listing any applicable restrictions that the Committee may, in its discretion, impose, will be registered and held by Honeywell. At that time, the Participant will have all the rights of a shareowner with respect to the Shares (including the right to vote and receive dividends), except that the Shares will be subject to any vesting and forfeiture provisions set forth in the Award Certificate. Stock certificates will be issued and delivered to Participants (without legends) only after the Shares have vested and the restrictions, if any, have lapsed. When Restricted Units are granted, the Committee will set forth applicable terms and conditions in the Award Certificate.

     Vesting -- Unless the Committee provides otherwise at the time of grant, restrictions on Restricted Units and Restricted Stock will lapse over a period of 3 years from the date of grant.

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

     Acceleration of Vesting -- Unless otherwise determined by the Committee at the time of grant, all restrictions on Restricted Units and Restricted Stock will immediately lapse upon the Full Retirement, death or Disability of the Participant or a Change in Control.

     Dividends and Dividend Equivalents -- The Committee may pay dividends issued on Shares of Restricted Stock immediately or withhold them for the Participant's account. The Committee may also credit Restricted Units with Dividend Equivalents, which are cash amounts equal to cash dividends that would be paid on each Share with respect to which a Restricted Unit is payable. Dividend Equivalents may be paid immediately or withheld and deferred in the Participant's account. The Committee may credit deferred Dividend Equivalents with interest.

     Redemption of Restricted Units -- The Committee may redeem Restricted Units for cash or whole Shares or a combination of cash and Shares when the restrictions lapse and any other conditions set forth in the Award Certificate have been satisfied. Each Restricted Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

     Deferred Units -- The Committee may permit the Participant to defer payment of vested Restricted Units, and may credit interest on any deferred Dividend Equivalents.

    OTHER STOCK-BASED AWARDS. The Committee may, from time to time, grant Awards under the 2003 Stock Incentive Plan (other than Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Units or Restricted Stock) that consist of, or are denominated in, Shares. These Awards may include, among other things, stock units or phantom or hypothetical shares. The Committee has broad discretion to determine any terms and conditions that will apply to other Stock-Based Awards under the 2003 Stock Incentive Plan which will be set forth in the Award Certificate. Unless the Committee provides otherwise at the time of grant, restrictions on other Stock-Based Awards based solely on continued service will lapse over a period of 3 years from the date of grant.

    TRANSFER. Awards may not be transferred by a Participant other than by will or the laws of descent and distribution, except that Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered. The Committee may permit a Participant to transfer Awards other than Incentive Stock Options to family members, a trust for the benefit of family members and certain family partnerships. Any Award so transferred will be subject to the same terms and conditions as the original grant and may be exercised or redeemed by the transferee only to the extent that the Award would have been exercisable or payable in the hands of the Participant had no transfer occurred.

    SPECIAL FORFEITURE PROVISION. The Committee has discretion to provide at the time of grant of an Award and set forth in the Award Certificate that in the event a Participant enters into certain employment or consulting arrangements with any entity that is competitive with the business(es) of Honeywell or any subsidiary or affiliate without first obtaining the Committee's written consent, the Participant will (i) forfeit all rights under any outstanding Stock Option or Stock Appreciation Right and return to Honeywell the amount of any profit realized upon any exercise consummated during the period, beginning no earlier than 6 months prior to the Participant's Termination of Employment, as provided in the Award Certificate, and (ii) forfeit and return to Honeywell all Growth Plan Units, Restricted Units, Shares of Restricted Stock and other Stock-Based Awards, including previously vested and deferred Restricted Units and credited Dividend Equivalents, that are outstanding or that became vested or payable during the period, beginning no earlier than 6 months prior to Termination of Employment, as provided in the Award Certificate.

    SHARES AVAILABLE FOR ISSUANCE. The maximum number of Shares that may be issued to Participants under the Plan is 33,888,057, which is the number of Shares remaining available for future grants under the 1993 Employees Plan as of January 1, 2003, reduced by the number of Shares subject to grants under the 1993 Plan from January 1, 2003, to April 25, 2003, the date on which the 1993 Employees Plan expires, subject to adjustment as provided under the terms of the Plan. (See 'Adjustments', below.) In addition, any Shares relating to Awards under the Plan, the 1997 Honeywell Stock and Incentive Plan, the 1993 Employees Plan, the 1993 Honeywell Stock and Incentive Plan, the 1988 Honeywell Stock and Incentive Plan, the 1985 Stock Plan for Employees of AlliedSignal Inc. and

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

Its Subsidiaries, and the Honeywell Employee Stock and Incentive Plan (collectively, the 'Prior Plans') that expire or are forfeited, cancelled or settled in cash in lieu of Shares on or after January 1, 2003, will again be available pursuant to new Awards under the Plan.

    Shares issuable under the 2003 Stock Incentive Plan may consist of authorized but unissued Shares or Shares held in Honeywell's treasury. In determining the number of Shares that remain available under the Plan (including Shares originally authorized under the 1993 Employees Plan), only Awards payable in Shares will be counted. If an Award under the Plan or any Prior Plan is terminated on or after January 1, 2003, by expiration, forfeiture, cancellation or for any other reason without issuance of Shares, or is settled in cash in lieu of Shares, the Shares underlying such Award will be available for future Awards under the 2003 Stock Incentive Plan. Also, if Shares are tendered or withheld on or after January 1, 2003, in payment of all or part of the Exercise Price of a Stock Option, or in satisfaction of tax withholding obligations, these Shares will be available for future Awards under the 2003 Stock Incentive Plan. In addition, Shares may be reacquired under the Plan with cash tendered in payment of the Exercise Price of a Stock Option or with moneys attributable to the tax deduction enjoyed by Honeywell upon the exercise or disqualifying disposition of Stock Options. The Committee may also grant Shares under the Plan in connection with the assumption, conversion or substitution of Awards as a result of the acquisition of another company by Honeywell or a combination of Honeywell with another company.

    The following aggregate and individual limitations also apply to the size of Awards that may be made:

     Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards -- No more than 10 percent of the maximum Shares available or 3,388,805 Shares may be issued pursuant to Restricted Units, Restricted Stock and other Stock-Based Awards or as payment for Growth Plan Units.

     Incentive Stock Options -- No more than 10 million Shares may be issued under grants of Incentive Stock Options during the term of the 2003 Stock Incentive Plan.

     Participant Limitation -- No more than an aggregate of 3 million Shares may be granted pursuant to Stock Options, Stock Appreciation Rights and performance-based Restricted Units and Restricted Stock to any one Participant during any 36-month period. In addition, no more than $10 million may be paid in cash or Shares to any one Participant with respect to Growth Plan Units for any Performance Cycle of 12 months. For any longer Performance Cycle, this limit will be adjusted proportionately. The Committee, in its discretion, may reduce the amount of any Performance Award.

    These limits are not intended to indicate that all of these Awards will be made, or that these Awards will be made up to these limits.

    ADJUSTMENTS. The maximum number or kind of Shares available for issuance under the 2003 Stock Incentive Plan, the individual and aggregate maximums that may be issued under each form of Award, the number of Shares underlying outstanding Awards and the Exercise Price applicable to outstanding Stock Options and Stock Appreciation Rights may be adjusted by the Committee, in its discretion, if the Committee determines that, because of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the exercise of stock purchase rights, issuance of warrants or other rights to purchase Shares or other securities, or similar corporate transaction or event, such adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    CHANGE IN CONTROL. All outstanding Stock Options and Stock Appreciation Rights will become exercisable as of the effective date of a Change in Control of Honeywell, as defined in the Plan, and all conditions will be waived with respect to outstanding Awards. All Restricted Units will be converted into cash, on such basis as determined under the Plan, and will be paid with any credited Dividend Equivalents and interest within 90 days after the date of Change in Control.

    Upon the occurrence of a Change in Control, the Target Amount or Target Vesting Percentage will be deemed to have been met for each outstanding Performance Award, and each Participant with a

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

Performance Award will be deemed to have achieved a level of performance that would cause all of the Participant's Growth Plan Units to become payable and all restrictions pursuant to the Participant's Restricted Units or Shares of Restricted Stock immediately to lapse. All Performance Awards will become payable within 90 days after the date of Change in Control.

    A Participant with deferred Restricted Units or any other deferred Award (including Restricted Units and other Awards that vested pursuant to a Change in Control) may elect not to have the Award immediately paid in full if the election is made prior to the Change in Control. If any Participant has elected not to have a deferred Award paid immediately upon a Change in Control, deferred Dividend Equivalents will be credited annually on the Award with interest at a rate no less than the rate in effect immediately prior to the Change in Control. This rate may not be reduced below the rate in effect immediately prior to the Change in Control.

    AMENDMENT AND TERMINATION. The 2003 Stock Incentive Plan may be amended or terminated by Honeywell's Board of Directors at any time without shareowner approval, except that any material revision to the terms of the Plan requires shareowner approval before it can be effective. A revision is 'material' for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to an 'Adjustment', as described above), changes the types of Awards under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Stock Options or Stock Appreciation Rights may be granted, reduces the Exercise Price of outstanding Stock Options or Stock Appreciation Rights, or results in the replacement of outstanding Stock Options or Stock Appreciation Rights with Awards that have a lower Exercise Price. The Plan may not be amended during a Potential Change of Control Period, as defined in the Plan, or any other 2-year period immediately following an acceleration of vesting owing to a Change in Control. No amendment of the 2003 Stock Incentive Plan will adversely affect the rights of any Participant with respect to any outstanding Award without the Participant's written consent. If not earlier terminated by Honeywell's Board of Directors, the Plan will automatically terminate on the 10-year anniversary of Honeywell's 2003 Annual Meeting of Shareowners. No Awards may be granted under the Plan after it is terminated, but any previously granted Awards will remain in effect until they expire.

              SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

    The following is a brief summary of the principal United States federal income tax consequences of Awards and transactions under the 2003 Stock Incentive Plan, based on advice received from counsel to Honeywell regarding current United States federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    NONQUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. A Participant will not recognize any income at the time a Nonqualified Stock Option or Stock Appreciation Right is granted, nor will Honeywell be entitled to a deduction at that time. When a Nonqualified Stock Option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares received as of the date of exercise over the Exercise Price. When a Stock Appreciation Right is exercised, the Participant will recognize ordinary income in an amount equal to the cash received or, if the Stock Appreciation Right is paid in Shares, the Fair Market Value of the Shares received as of the date of exercise. Payroll taxes are required to be withheld from the Participant on the amount of ordinary income recognized by the Participant. Honeywell will be entitled to a tax deduction with respect to a Nonqualified Stock Option at the same time and in the same amount as the Participant recognizes income.

    INCENTIVE STOCK OPTIONS ('ISO'). A Participant will not recognize any income at the time an ISO is granted. Nor will a Participant recognize any income at the time an ISO is exercised. However, the excess of the Fair Market Value of the Shares on the date of exercise over the Exercise Price paid will be a preference item that could create a liability under the alternative minimum tax. If a Participant disposes of the Shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the 'holding period'), the gain (i.e., the excess of the proceeds received on sale over the Exercise Price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the Participant disposes of the Shares prior to the end of

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

the holding period, the disposition is a 'disqualifying disposition', and the Participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (i) the Fair Market Value of the Shares on the date of exercise or (ii) the amount received for the Shares, over the Exercise Price paid. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss, depending on how long the Shares were held by the Participant prior to disposition. Honeywell is not entitled to a deduction as a result of the grant or exercise of an ISO. If a Participant recognizes ordinary income as a result of a disqualifying disposition, Honeywell will be entitled to a deduction at the same time and in the same amount as the Participant recognizes ordinary income.

    GROWTH PLAN UNITS. A Participant will not recognize any income at the time a Growth Plan Unit is granted, nor will Honeywell be entitled to a deduction at that time. To the extent a Growth Plan Unit is paid in cash, a Participant will recognize compensation income in the year the Growth Plan Unit is redeemed in the amount of cash payable. Payroll taxes are required to be withheld on the amount paid. Honeywell will be entitled to a deduction at the same time and in the same amount as the Participant recognizes income.

    RESTRICTED UNITS AND RESTRICTED STOCK. A Participant will not recognize any income at the time a Restricted Unit or Share of Restricted Stock is granted, nor will Honeywell be entitled to a deduction at that time. When a Restricted Unit is redeemed, the Participant will recognize ordinary income in an amount equal to the Fair Market Value of the Shares received or, if the Restricted Unit is paid in cash, the amount payable. In the year in which Shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the Shares vest), the Participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares on the date of vesting over the amount, if any, the Participant paid for the Shares. A Participant may, however, elect within 30 days after receiving Restricted Stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the Participant will be equal to the excess of the Fair Market Value of the Shares on the date of receipt over the amount, if any, the Participant paid for the Shares. Payroll taxes are required to be withheld from the Participant on the amount of ordinary income recognized by the Participant. Honeywell will be entitled to a tax deduction at the same time and in the same amount as the Participant recognizes income.

    CODE SECTION 162(M). With certain exceptions, Section 162(m) of the Code limits Honeywell's deduction for compensation in excess of $1 million paid to covered employees (referred to in the 2003 Stock Incentive Plan as 'Key Employees'). Compensation paid to Key Employees is not subject to the deduction limitation, however, if it is considered 'qualified performance-based compensation within the meaning of Section 162(m) of the Code. If shareowners approve the 2003 Stock Incentive Plan, Honeywell believes that all Stock Options, Stock Appreciation Rights, and Performance Awards granted to Key Employees under the 2003 Stock Incentive Plan will meet the requirements of 'qualified performance-based compensation' and therefore will be deductible by Honeywell for federal income tax purposes.

                               NEW PLAN BENEFITS

    As of the date of this Proxy Statement, no Awards have been paid under the Plan. On February 7, 2003, however, the Compensation Committee authorized the grant to Key Employees, contingent upon approval of the Plan by shareowners, of Growth Plan Units with respect to the 2-year period beginning on January 1, 2003, and ending on December 31, 2004 (the '2003-04 Performance Cycle'), and established in writing the Performance Measures and formulas for computing the percentage of the Growth Plan Units that would vest for the 2003-04 Performance Cycle upon attainment of various levels of performance with respect to the Performance Measures. The actual amount of any 2003-04 Performance Award is not presently determinable because these amounts are dependent on the level of attainment of the applicable Performance Measures as of the end of the 2003-04 Performance Cycle and the ability of the Committee, in its discretion, to reduce the amount of the Awards.

    The aggregate annual amount of Awards to be granted under the 2003 Stock Incentive Plan is not expected by the Committee to be materially different than the aggregate annual amount of Awards granted under the 1993 Employees Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE 2003 STOCK INCENTIVE PLAN.

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

                              SHAREOWNER PROPOSALS

    Shareowners have given Honeywell notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The respective proponents have provided the proposed resolutions and accompanying statements and Honeywell is not responsible for any inaccuracies contained therein. For the reasons stated, the Board of Directors does not support these proposals.

                     ITEM 4 -- SHAREOWNER VOTING PROVISIONS

    This proposal has been submitted by Harold J. Mathis, Jr., P.O. Box 1209, Richmond, Texas 77406-1209 (the owner of 1,292 shares of Common Stock).

    RESOLVED: ENACT THE 2002 SHAREHOLDER RESOLUTION ADOPTED BY 64.87%* OF
SHAREHOLDERS: RETURN TO SIMPLE MAJORITY VOTE. Shareholders request that Honeywell International delete all requirements for more than a 51%-majority vote. This includes Honeywell's monumental 80%-supermajority requirement.

                        WHY RETURN TO SIMPLE MAJORITY VOTE?

      Reinstating simple majority vote is particularly important to hold Honeywell International's management accountable. The past year's operations have again shown that Honeywell will require greater scrutiny by shareholders and directors.

      The Council of Institutional Investors believes that super-majority rules are not in the best interest of shareholders, and has asked Honeywell to state how the majority vote received for last year's proposal will be evaluated.

      The Honeywell International super-majority provision means that if the vast majority of shareholders (but less than an overwhelming 80%) vote to change key rules, management can ignore the majority.

      On its first attempt at Honeywell, this resolution achieved an outstanding 58.81%* approval at the 2000 shareholder meeting. In 2001, 60.76%* of shareholders approved the same resolution. Shareholders do not benefit when directors are entrenched by an 80%-vote requirement.

      MANAGEMENT AND THE BOARD CONTINUE TO ARGUE THAT SIMPLE MAJORITY VOTING IS NOT IN THE BEST INTEREST OF SHAREHOLDERS. IT IS UNLIKELY THAT 64.87%* OF SHAREHOLDERS WOULD VOTE AGAINST THEIR OWN BEST INTEREST BY FAVORING THIS PROPOSAL LAST YEAR. HONEYWELL DIRECTORS ADHERE TO A DOUBLE STANDARD BY ACCEPTING VOTES FOR THEIR OWN ELECTION WHILE REJECTING A PROPOSAL ADOPTED BY THE SAME SHAREHOLDERS. BY DOING SO, THEY QUESTION THE JUDGMENT OF THE SAME SHAREHOLDERS WHO PUT THEM INTO OFFICE.

    Free shareholders from this restrictive burden. Vote yes to return balloting to a simple majority vote. Please note that abstentions will count as a vote against this proposal.

    Success builds upon success and your favorable vote will help build on the momentum of a 64.87%* approval rate established last year.

                           RETURN TO SIMPLE MAJORITY VOTE
                                    YES ON 4

                              -------------------
---------

* Percent of yes/no votes cast.

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Most proposals submitted to a vote of Honeywell's shareowners, whether by management or the shareowners, currently require a vote of a majority of the shares represented at a meeting, whether in person or by proxy. Upon our incorporation in 1985, however, our shareowners approved a Certificate of Incorporation and By-laws that contained provisions requiring the vote of 80% of the outstanding shares for certain actions. These limited provisions relate to the elimination of the classified Board of Directors, removal of directors, the calling of special meetings of shareowners and the requirement that shareowner action be taken at a meeting.

    These special voting provisions of our Certificate of Incorporation and By-laws are intended to preserve and maximize the value of Honeywell for all shareowners by providing protection against self-interested actions by one or a few large shareowners. Voting provisions similar to ours are included in the governing documents of many public corporations. They are intended to encourage a person making an unsolicited bid for Honeywell to negotiate with the Board of Directors to reach terms that are fair and provide the best results for all shareowners, large and small. Under the law, the Board has a fiduciary duty to act in a manner it believes to be in the best interest of Honeywell and all of its shareowners. The Board believes that it is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all shareowners and to protect shareowners from abusive tactics during a takeover process. Without such provisions, it may be possible for the holders of a majority of the shares represented at a meeting to take actions that would give them effective control of Honeywell without negotiating with the Board to achieve the best results for the other shareowners.

    The Board is firmly committed to maximizing shareowner value. The Board of Directors and its Corporate Governance Committee reviewed the shareowner voting provisions contained in our Certificate of Incorporation and By-laws following each of its shareowner votes on this proposal at prior annual meetings of shareowners. After careful consideration, the Board continues to believe that such provisions help to preserve and maximize the value of Honeywell for all shareowners and should be maintained.

    It is important to note that Honeywell's Board is an independent board, consisting of 12 outside directors and one inside director, providing further assurance that the existing shareowner voting provisions will not be used for entrenchment purposes.

    Adoption of this proposal would not in itself effectuate the changes contemplated by the proposal. Further action by the shareowners would be required to amend the By-laws and the Certificate of Incorporation. Under these documents, an 80% vote of the outstanding shares would be required for approval. Last year, only 46.43% of our outstanding shares were voted in favor of this proposal, reflecting that its support among our shareowners falls far short of what would be required to effect a change. Under Delaware law, amendments to the Certificate of Incorporation require a recommendation from the Board of Directors prior to submission to shareowners. While the Board would consider such amendments, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interest of Honeywell and all of its shareowners.

    The Board disagrees with many of the 'supporting statements' contained in this proposal.

    FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                          ITEM 5 -- CUMULATIVE VOTING

    This proposal has been submitted by June Kreutzer and Cathy Snyder, 54 Argyle Place, Orchard Park, New York 14127 (the owners of 252 shares of Common Stock).

    Shareholders recommend that our Board of Directors adopt a cumulative voting bylaw. Cumulative voting means that each shareholder may cast as many votes as equal the number of shares owned, multiplied by the number of directors to be elected. Each shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as each shareholder chooses.

    We believe cumulative voting increases the possibility of electing at least one director with an independent viewpoint. Cumulative voting is more likely to broaden the perspective of the Board, particularly in encouraging directors independent of management and help achieve the objective of the Board representing all shareholders in our view.

    Cumulative voting provides a voice for minority holdings, while not interfering with the voting majority of the Board in our view. Only cumulative voting gives proportionate weight to votes by stockholders whose holdings are sufficiently large to elect at least one but not a majority of our directors.

    Our company, particularly in the post-Enron era, could benefit from an increased opportunity to elect one or more independent directors focused on making our board more accountable to shareholders in our view. With cumulative voting shareholders could focus their votes on one or more directors interested in adopting the 2000 to 2002 shareholder proposal topics which won more than 57% of the yes-no shareholder vote.

    Between 2000 and 2002 five shareholder proposals each won greater than 57% of the yes-no vote. The topics were: 1) Poison pills to be subject to shareholder vote, 2) Annual election of each director and 3) Simple majority vote.

    Cumulative voting allows a significant group of shareholders to elect a director of its choice -- bringing an independent perspective to board decisions in our view.

                               CUMULATIVE VOTING
                                    YES ON 5

                              -------------------

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Honeywell's current method of electing directors, by a plurality of the votes cast, is utilized by the overwhelming majority of publicly-traded corporations and is the system most likely to result in an independent board that represents all shareowners and not a particular interest group.

    Cumulative voting is inconsistent with the principle that each director should represent all shareowners equally because it permits the election of a director by one shareowner or a relatively small group of shareowners. Cumulative voting can thus result in the election of a director who would not have the support of the holders of most of the outstanding shares of Common Stock and who feels accountable to the special interests of a particular shareowner constituency rather than to the shareowners as a whole.

    Each director has a fiduciary duty to represent all of Honeywell's shareowners and to advance the best interests of Honeywell. A director who represents a particular shareowner constituency may feel obligated to pursue their financial, political and social agenda, thereby resulting in an inherent conflict between the director's fiduciary duty to represent Honeywell and all of its shareowners and the director's allegiance to his or her narrow constituency.

    The proponent erroneously suggests that Honeywell's Board is not independent. All of the nominees and all of the incumbent non-employee directors are independent. None are former employees of Honeywell and none have any material relationship (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable or familial) with Honeywell or its management. Moreover, all nominees have been evaluated and recommended for election by the Board's Corporate Governance Committee, which is comprised entirely of independent, non-employee directors.

    The Board of Directors believes the current method of electing directors is the fairest and most efficient way to ensure that the directors work toward the common goal of advancing the best interests of Honeywell and all its shareowners and to avoid the risk of being divided by competing special interest groups.

    FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                     ITEM 6 -- ANNUAL ELECTION OF DIRECTORS

    This proposal has been submitted by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 (the owner of 884 shares of Common Stock).

                          ELECT EACH DIRECTOR ANNUALLY

    Elect each director annually, proponent recommendation. This proposal recommends that our company's governing documents be amended accordingly. This includes the bylaws.

STRONG INSTITUTIONAL INVESTOR SUPPORT

    Twenty-five (25) proposals on this topic won an overall 63% approval rate at major companies in 2002. Source: 'IRRC tally shows record support for shareholder proposals in 2002,' IRRC June 14, 2002 news release. Annual election of each director is a Council of Institutional Investors www.cii.org core policy. The Council of Institutional Investors' recommendation is documented in the Council's 'Corporate Governance Policies,' approved March 25, 2002.

Annual election of each director is also supported by these institutional investors:

    1) California Public Employees Retirement Systems (CalPERS)
       Source: CalPERS U.S. Corporate Governance Principles.

    2) The New York City Pension Funds
       Source: 2001 Shareholder Proposals and other Ownership Initiatives of The New York City Pension Funds

    Another CII policy is the adoption of shareholder proposals that win a majority of votes cast as this proposal topic did in 2000 and 2001.

CHALLENGES FACED BY OUR COMPANY

    I believe that the challenges faced by our company in the past year demonstrate the merits for shareholders to vote annually regarding each director:

    1) Honeywell stock fell 17% after warning 2002 profit expectations were too high.

    2) Sales fell at two of Honeywell's largest segments -- off at aerospace and automation.

    3) The rapid decline of the airlines mean less demand for spare parts and avionics -- two of Honeywell's most profitable businesses.

    4) Honeywell may have a few more rough quarters ahead, reports Dogs of the Dow, Oct. 23, 2002.

OUR VOTE EXCEEDED 57% AT 2 ANNUAL MEETINGS

    This proposal topic won more than 57% of the yes-no votes at our 2000 and 2001 annual meetings. I believe that our management should answer a conclusion that management seeks to limit shareholder opportunity to vote on important governance issues.

SHAREHOLDER RESOLUTIONS SHOULD BE BINDING

    Shareholder resolutions should be binding according to Business Week in 'The Best & Worst Boards' cover-page report, October 7, 2002. Consistent with directors accepting our yes-votes in 2000 and 2001 for their own election, I believe directors should give equal value to our yes-votes for shareholder proposals.

                          ELECT EACH DIRECTOR ANNUALLY
                                    YES ON 6

                              -------------------

BOARD OF DIRECTORS RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Honeywell's current system of electing directors by classes was approved by the shareowners upon its incorporation in 1985. Under this method, as provided in Honeywell's Certificate of Incorporation and By-laws, approximately one-third of the directors are elected annually by the shareowners.

    The same proponent has presented a proposal to eliminate the classified Board on several occasions. Each time, the Board of Directors and its Corporate Governance Committee has reviewed the issues raised in the proposal and, for the reasons indicated below, continues to believe that the classified Board best serves Honeywell and its shareowners.

    A classified Board provides continuity and stability by ensuring that generally two-thirds of the directors at any given time have prior experience as Honeywell directors, thereby providing them with a deeper awareness of Honeywell's portfolio of complex businesses, products, markets, opportunities and challenges. The Board believes that such prior experience enables the directors to build on past experience, while the three-year term of service prevents abrupt changes in corporate strategy based on misplaced short-term objectives, thereby enhancing the directors' ability to represent the long-term interests of Honeywell and its shareowners.

    The classified Board is intended to encourage persons who may seek to acquire control of Honeywell to initiate such action through negotiations with the Board. Otherwise, at least two meetings of shareowners would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors provides the Board with an adequate opportunity to fulfill its duties to our shareowners to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareowners. The Board believes that a classified Board enhances the ability to negotiate favorable terms with the proponent of an unfriendly or unsolicited proposal and does not preclude takeover offers.

    The Board believes that directors elected to a classified Board are not less accountable to shareowners than they would be if all directors were elected annually. All directors are required to uphold their fiduciary duties to Honeywell and its shareowners regardless of the length of their term of office. The Board addresses many important issues during the year and disagrees with any suggestion that its attention to these issues is in any way affected by the timing of elections. Since at least four directors must stand for election each year, the shareowners have the opportunity annually to change up to one-third of Honeywell's directors. A classified Board strikes the optimal balance between the ability of shareowners to evaluate the Board's performance and the need for continuity, stability and long-term strategic business considerations.

    The Board disagrees with many of the 'supporting statements' contained in this proposal.

    Adoption of this proposal would not automatically eliminate the classified Board. Further action by the shareowners would be required to amend the By-laws and the Certificate of Incorporation. Under these documents, an 80% vote of the outstanding shares would be required for approval. Under Delaware law, an amendment to the Certificate of Incorporation requires a recommendation from the Board of Directors prior to submission to shareowners. While the Board would consider such an amendment, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interest of Honeywell and all of its shareowners.

    FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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

                      ITEM 7 -- SEPARATION OF CHAIRMAN/CEO

    This proposal has been submitted by the Gordon V. and Helen C. Smith Foundation, 1568 Spring Hill Road, Suite 400, McLean, Virginia 22102 (the owner of 5,500 shares of Common Stock).

          Resolution for Shareholder Vote at 2003 Shareholder Meeting

    This resolution recommends that the office of Chairman of the Board be held by an independent outside director.

    This proposal is not a criticism of the manner in which the combined office of Chairman and CEO have recently been handled at Honeywell. In my opinion, it is instead intended to provide the best format for board governance.

    I believe that when these two offices are separated, the outside shareholders, through the perspective that an independent Chairman brings to the table, can be assured that the Board agenda includes all items of potential interest to shareholders. I also believe that such a Chairman can help the CEO with Board and shareholder relations and allow the CEO more time to manage the company. In my opinion, that Chairman can also operate as a sounding board and at times a mentor for the CEO who otherwise is surrounded by subordinates who may be sometimes reluctant to express their innermost feelings. The Chairman under such an arrangement does not enter into any management decisions but rather manages the Board from an independent perspective.

    In November 2002, the Wall Street Journal published an article reporting on the momentum toward separating the office of the CEO and Board Chairman. It would be beneficial for Honeywell to join this momentum!

                              -------------------

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    The issue raised in this proposal was squarely addressed in the Honeywell Corporate Governance Guidelines adopted by the Board of Directors, upon the recommendation of its Corporate Governance Committee, as follows:

          'Selection of Chairman and CEO. The Company has no fixed rule as to whether these offices should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company to make such a determination when it elects a new CEO.'

    The Board believes that it is desirable to have the flexibility to decide on a case by case basis whether the CEO, or one of the other directors, should be the Chairman of the Board. At the present time, the Board believes that it is in the best interest of Honeywell to be led by an executive who is both Chairman of the Board and CEO.

    Under Honeywell's Corporate Governance Guidelines, the Chairman establishes the agenda for each Board meeting. The Board believes that the CEO is in the best position to develop this agenda from among the many short-term and long-term issues facing Honeywell. Each Board member is free to raise at any Board meeting subjects that are not on the agenda at that meeting, and to suggest items for inclusion on the agenda at subsequent Board meetings.

    Board independence is maintained through the composition of the Board and its committees. Twelve of the thirteen current directors are independent directors. All of the Board's committees, including the Corporate Governance Committee (responsible for identifying and recommending nominees for election to the Board), the Management Development and Compensation Committee (responsible for setting the compensation of all Honeywell officers, including the CEO) and the Audit Committee (responsible for considering the quality and integrity of Honeywell's financial statements) consist entirely of independent, non-employee directors. Pursuant to the Corporate Governance Guidelines, the Board holds executive sessions of its non-employee directors on at least a quarterly basis. Members serve as the chairperson, or presiding director, for these executive sessions on a rotating basis (meeting-by-meeting) in accordance with years of service on the Board.

    FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                     ITEM 8 -- RESOLUTION ON PAY DISPARITY

    This proposal has been submitted by the Providence Trust, 515 SW 24th Street, San Antonio, Texas 78207-4619 (the owner of 4,500 shares of Common Stock).

    WHEREAS, the average chief executive officer's pay has increased from 42 times in 1982 to 411 times that of the average production worker in 2001 (Business Week Online 05/06/02).

     New York Fed President, William J. McDonough acknowledged that a market economy requires that some people will be rewarded more than others, but asked: 'should there not be both economic and moral limitations on the gap created by the market-driven reward system?' He stated: 'I can find nothing in economic theory that justifies this development.' He called such a jump in executive compensation 'terribly bad social policy and perhaps even bad morals.' According to The Wall Street Journal, McDonough cited 'the biblical admonition to `love thy neighbor as thyself' as justification for voluntary CEO pay cuts' beginning with the strongest companies. He said:
     'CEOs and their boards should simply reach the conclusion that executive pay is excessive and adjust it to more reasonable and justifiable levels' (09/12/02).

     Affirming McDonough's comments, the Milwaukee Journal-Sentinel editorialized that regulating executive compensation 'is the business of corporate boards, or should be. Unfortunately, too many corporate directors on company compensation committees simply rubber-stamp decisions made by top managers. That should stop' (09/13/02).

     In 'CEOs: Why They're So Unloved,' Business Week editorialized: CEO pay is so huge that people don't believe executives deserve it . . . In 1980, CEO compensation was 42 times that of the average worker. In 2000, it was 531 times. This is a winner-take-all philosophy that is unacceptable in American society . . . The size of CEO compensation is simply out of hand' (04/22/02).

    And WHEREAS the Conference Board issued a report acknowledging that executive compensation has become excessive in many instances and bears no relationship to a company's long-term performance and that changes must be made (09/17/02). In addition, The New York Times has published an editorial entitled 'Atonement in the Boardroom' (09/21/02), while Warren Buffet has said: 'The ratcheting up of compensation has been obscene.'

    And WHEREAS, United For a Fair Economy has shown an inverse correlation between very high CEO pay and long-term stock performance
(http://www.ufenet.org/press/2001/Bigger_They_Come.pdf).

    BE IT THEREFORE RESOLVED THAT: shareholders request the Board's Compensation Committee to prepare and make available by January 1, 2004 a report (omitting confidential information and prepared at reasonable cost) comparing the total compensation of the company's top executives and its lowest paid workers both in this country and abroad on January 1, 1982, 1992 and 2002. We request that the report include: statistics related to any changes in the relative percentage size of the gap between the two groups; the rationale justifying any such percentage change; whether our top executives' compensation packages (including options, benefits, perks, loans and retirement agreements) are 'excessive' and should be changed; as well as any recommendations to adjust the pay 'to more reasonable and justifiable levels.

                              SUPPORTING STATEMENT

    Our Company fits William J. McDonough's 'strong company' category. Our pay scales should model justice and equity for all our workers. Supporting this resolution would be one step in this direction.

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    The Board of Directors believes that implementation of this proposal would impose a significant time, cost and resource burden on Honeywell while not providing any reasonable benefit to Honeywell or its shareowners.

    The Board of Directors is responsible for, among other things, selecting, evaluating and compensating the officers of Honeywell. The Board has delegated authority regarding Honeywell's executive compensation policies and programs to its Management Development and Compensation Committee, which consists entirely of independent, non-employee directors. Such policies and programs are fully described in the Report on Executive Compensation in this proxy statement (see page 17) submitted by the Management Development and Compensation Committee. As stated therein, Honeywell's executive compensation policies and programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals.

    The Management Development and Compensation Committee reviews and approves corporate goals and objectives relevant to the CEO's compensation and evaluates the CEO's performance and sets the CEO's compensation in light of his degree of achievement of those goals and objectives. The Committee also reviews the individual goals and objectives of Honeywell's executive officers and sets the annual salary and other remuneration of all officers.

    In light of the independence of both the Board and the Management Development and Compensation Committee, the Board believes that the current procedures for establishing executive compensation are adequate to ensure that executive compensation levels are appropriate and for allowing Honeywell to retain the flexibility to make compensation decisions that will help achieve our goals of continued growth and profitability.

    FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                               OTHER INFORMATION

SHAREOWNER PROPOSALS FOR 2004 ANNUAL MEETING

     In order for a shareowner proposal to be considered for inclusion in Honeywell's proxy statement for the 2004 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the proposal must be received at the Company's offices no later than the close of business on November 18, 2003. Proposals submitted thereafter will be opposed as not timely filed.

     If a shareowner intends to present a proposal for consideration at the 2004 Annual Meeting outside the processes of SEC Rule 14a-8, Honeywell must receive notice of such proposal not earlier than December 30, 2003 and not later than January 29, 2004. Otherwise the proposal will be considered untimely under Honeywell's By-laws. In addition, Honeywell's proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

    Any shareowner who wishes to submit a shareowner proposal, should send it to the Vice President and Secretary, Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962.

DIRECTOR NOMINATIONS

    Honeywell's By-laws provide that any shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for director, must notify the Secretary of Honeywell in writing not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year's annual meeting. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Secretary of Honeywell at the address set forth above.

EXPENSES OF SOLICITATION

    Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by Honeywell officers and employees by telephone or other means of communication. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson & Company Inc. has been retained to assist in the solicitation of proxies for the 2003 Annual Meeting of Shareowners at a fee of approximately $12,500 plus associated costs and expenses.

                                          By Order of the Board of Directors,

                                          Thomas F. Larkins
                                          Vice President and Secretary

March 17, 2003

                           2003 STOCK INCENTIVE PLAN
                                       OF
                          HONEYWELL INTERNATIONAL INC.
                               AND ITS AFFILIATES

                           Effective January 1, 2003

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
                                     ARTICLE I
ESTABLISHMENT AND PURPOSE....................................................   A-5
1.1   Purpose................................................................   A-5
1.2   Effective Date; Shareholder Approval...................................   A-5

                                    ARTICLE II
DEFINITIONS..................................................................   A-5
2.1   1933 Act...............................................................   A-5
2.2   Affiliate..............................................................   A-5
2.3   Award..................................................................   A-5
      (a)  Stock Options.....................................................   A-5
      (b)  Stock Appreciation Rights.........................................   A-5
      (c)  Growth Plan Units.................................................   A-5
      (d)  Restricted Units..................................................   A-5
      (e)  Restricted Stock..................................................   A-5
      (f)  Other Stock-Based Awards..........................................   A-5
2.4   Award Certificate......................................................   A-5
2.5   Board..................................................................   A-5
2.6   Cause..................................................................   A-6
2.7   Change in Control......................................................   A-6
2.8   Code...................................................................   A-6
2.9   Committee..............................................................   A-6
2.10  Common Stock...........................................................   A-6
2.11  Company................................................................   A-6
2.12  Director...............................................................   A-6
2.13  Disabled...............................................................   A-6
2.14  Dividend Equivalent....................................................   A-6
2.15  Early Retirement.......................................................   A-6
2.16  Employee...............................................................   A-6
2.17  Exchange Act...........................................................   A-6
2.18  Exercise Price.........................................................   A-6
2.19  Fair Market Value......................................................   A-6
2.20  Full Retirement........................................................   A-7
2.21  GAAP...................................................................   A-7
2.22  Growth Plan Unit.......................................................   A-7
2.23  Incentive Stock Option.................................................   A-7
2.24  Key Employee...........................................................   A-7
2.25  Non-Employee Director..................................................   A-7
2.26  Nonqualified Stock Option..............................................   A-7
2.27  Participant............................................................   A-7
2.28  Performance Award......................................................   A-7
2.29  Performance Cycle......................................................   A-7
2.30  Performance Measure....................................................   A-7
2.31  Plan...................................................................   A-8
2.32  Potential Change in Control Period.....................................   A-8
2.33  Prior Plans............................................................   A-8
2.34  Reporting Person.......................................................   A-8
2.35  Restricted Stock.......................................................   A-8
2.36  Restricted Unit........................................................   A-8
2.37  Share..................................................................   A-8
2.38  Stock Appreciation Right...............................................   A-8
2.39  Stock-Based Award......................................................   A-8

                                                                               PAGE
                                                                               ----
2.40  Stock Option...........................................................   A-8
2.41  Target Amount..........................................................   A-8
2.42  Target Vesting Percentage..............................................   A-8
2.43  Termination of Employment..............................................   A-9
2.44  Unit...................................................................   A-9

                                    ARTICLE III
ADMINISTRATION...............................................................   A-9
3.1   The Committee..........................................................   A-9
3.2   Authority of the Committee.............................................   A-9
3.3   Effect of Determinations...............................................   A-9
3.4   Delegation of Authority................................................   A-9
3.5   Employment of Advisors.................................................   A-9
3.6   No Liability...........................................................  A-10

                                    ARTICLE IV
AWARDS.......................................................................  A-10
4.1   Eligibility............................................................  A-10
4.2   Form of Awards.........................................................  A-10
4.3   Stock Options and Stock Appreciation Rights............................  A-10
      (a)  Form..............................................................  A-10
      (b)  Exercise Price....................................................  A-10
      (c)  Term and Timing of Exercise.......................................  A-10
      (d)  Payment of Exercise Price.........................................  A-12
      (e)  Incentive Stock Options...........................................  A-12
           (i)   Eligibility.................................................  A-12
           (ii)  Timing of Grant.............................................  A-12
           (iii) Amount of Award.............................................  A-12
           (iv)  Timing of Exercise..........................................  A-12
           (v)   Transfer Restrictions.......................................  A-13
      (f)  Exercise of Stock Appreciation Rights.............................  A-13
      (g)  No Repricing......................................................  A-13
4.4   Performance Awards.....................................................  A-13
      (a)  Performance Cycles................................................  A-13
      (b)  Eligible Participants.............................................  A-13
      (c)  Performance Measures; Targets; Award Criteria.....................  A-13
      (d)  Payment; Certification............................................  A-14
      (e)  Form of Payment...................................................  A-14
      (f)  Section 162(m) of the Code........................................  A-14
4.5   Restricted Units and Restricted Stock..................................  A-14
      (a)  Grant of Restricted Units.........................................  A-14
      (b)  Grant of Restricted Stock.........................................  A-14
      (c)  Dividends and Dividend Equivalents................................  A-15
      (d)  Vesting and Forfeiture............................................  A-15
           (i)   Vesting and Forfeiture......................................  A-15
           (ii)  Acceleration of Vesting.....................................  A-15
           (iii) Legend......................................................  A-15
      (e)  Redemption of Restricted Units....................................  A-15
      (f)  Deferred Units....................................................  A-15
4.6   Other Stock-Based Awards...............................................  A-15
      (a)  Vesting...........................................................  A-15
      (b)  Acceleration of Vesting...........................................  A-16
4.7   Limit on Individual Grants.............................................  A-16
4.8   Termination for Cause..................................................  A-16

                                                                               PAGE
                                                                               ----
                                     ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS......................................  A-16
5.1   Shares Available.......................................................  A-16
5.2   Counting Rules.........................................................  A-16
5.3   Adjustments............................................................  A-17
5.4   Change in Control......................................................  A-17
      (a)  Acceleration of Vesting...........................................  A-17
      (b)  Restricted Units..................................................  A-17
      (c)  Performance Awards................................................  A-18
      (d)  Deferred Awards...................................................  A-18
5.5   Fractional Shares......................................................  A-18

                                    ARTICLE VI
AMENDMENT AND TERMINATION....................................................  A-18
6.1   Amendment..............................................................  A-18
6.2   Termination............................................................  A-18

                                    ARTICLE VII
GENERAL PROVISIONS...........................................................  A-19
7.1   Nontransferability of Awards...........................................  A-19
7.2   Withholding of Taxes...................................................  A-19
      (a)  Stock Options and Stock Appreciation Rights.......................  A-19
      (b)  Other Awards Payable in Shares....................................  A-19
      (c)  Cash Awards.......................................................  A-19
      (d)  Withholding Amount................................................  A-20
7.3   Special Forfeiture Provision...........................................  A-20
7.4   Code Section 83(b) Elections...........................................  A-20
7.5   No Implied Rights......................................................  A-20
7.6   No Obligation to Exercise Awards; No Right to Notice of Expiration
      Date...................................................................  A-20
7.7   No Rights as Shareowners...............................................  A-20
7.8   Indemnification of Committee...........................................  A-20
7.9   No Required Segregation of Assets......................................  A-20
7.10  Nature of Payments.....................................................  A-20
7.11  Awards in Foreign Countries............................................  A-21
7.12  Securities Law Compliance..............................................  A-21
7.13  Governing Law; Severability............................................  A-21

                           2003 STOCK INCENTIVE PLAN
                                       OF
                          HONEYWELL INTERNATIONAL INC.
                               AND ITS AFFILIATES

                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

    1.1 Purpose. The purpose of this 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the 'Plan') is to enable Honeywell International Inc. (the 'Company') to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (i) providing incentives and rewards to certain Employees who are in a position to contribute materially to the success and long-term objectives of the Company, (ii) aiding in the recruitment and retention of Employees of exceptional ability, (iii) providing Employees an opportunity to acquire or expand equity interests in the Company, and
(iv) promoting the growth and success of the Company's business by aligning the financial interests of Employees with that of the other shareowners of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Units, Restricted Stock and other Stock-Based Awards.

    1.2 Effective Date; Shareholder Approval. The Plan is effective as of January 1, 2003, subject to the approval by a vote at the Company's 2003 Annual Meeting of Shareowners of the owners of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote. Any Awards granted under the Plan will be contingent on the approval of the Plan by the Company's shareowners. If their approval is not obtained, the Plan will have no effect, and any Awards granted under the Plan will be rescinded.

                                   ARTICLE II
                                  DEFINITIONS

    For purposes of the Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

    2.1 '1933 Act' means the Securities Act of 1933, as amended.

    2.2 'Affiliate' means (i) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (ii) any other parent of a subsidiary described in clause (i), or (iii) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

    2.3 'Award' means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

        (a) 'Stock Options' awarded pursuant to Section 4.3;

        (b) 'Stock Appreciation Rights' awarded pursuant to Section 4.3;

        (c) 'Growth Plan Units' awarded pursuant to Section 4.4;

        (d) 'Restricted Units' awarded pursuant to Section 4.5;

        (e) 'Restricted Stock' awarded pursuant to Section 4.5; and

        (f) 'Other Stock-Based Awards' awarded pursuant to Section 4.6.

    2.4 'Award Certificate' means the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of an Award.

    2.5 'Board' means the Board of Directors of the Company.

    2.6 'Cause' has the meaning set forth in the severance plan of the Company applicable to the Participant or, if the Participant is not covered under such a plan, the meaning set forth in the Severance Pay Plan for Designated Employees of Honeywell International Inc. (Career Bands 1-4). Cause will be determined by the Committee in its sole and absolute discretion.

    2.7 'Change in Control' is deemed to occur at the time of any of the following events to occur with respect to a consummated transaction: (i) any entity, person or group (other than the Company, any subsidiary or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) that theretofore beneficially owned less than 30 percent of the Common Stock acquires outstanding Shares in a single purchase or series of purchases that results in the entity, person or group directly or indirectly beneficially owning 30 percent or more of the outstanding Common Stock,
(ii) the purchase of Shares pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Common Stock,
(iii) a merger in which the Company will not survive as an independent, publicly owned corporation, (iv) a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, (v) a substantial change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of the period were members of the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareowners of the Company, of each new Director was approved by a vote of at least two thirds of the Directors then still in office who were Directors at the beginning of the period, or (vi) any transaction or other event that the Committee, in its discretion, determines to be a Change in Control for purposes of the Plan.

    2.8 'Code' means the Internal Revenue Code of 1986, as amended.

    2.9 'Committee' means the Management Development and Compensation Committee of the Board or any successor committee or subcommittee of the Board, which committee is comprised solely of two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations and non-employee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

    2.10 'Common Stock' means the common stock of the Company.

    2.11 'Company' means Honeywell International Inc.

    2.12 'Director' means a member of the Board.

    2.13 'Disabled' or 'Disability' means the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Employee's occupation or employment for which the Employee is suited by reason of the Employee's previous training, education and experience.

    2.14 'Dividend Equivalent' means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

    2.15 'Early Retirement' means the Termination of Employment by reason of retirement from active employment on or after attainment of age 55 with 10 years of service. For purposes of this Section 2.15, 'years of service' means 'Vesting Service' as defined under the Honeywell Retirement Earnings Plan (or any successor plan), without regard to service with any predecessor employer except as approved by the Committee.

    2.16 'Employee' means any individual who performs services as a regular, full-time employee for the Company or an Affiliate. 'Employee' does not include any seasonal, temporary or leased employees.

    2.17 'Exchange Act' means the Securities Exchange Act of 1934, as amended.

    2.18 'Exercise Price' means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

    2.19 'Fair Market Value' means the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on this date, on the next preceding day on which there were sales of Shares reported.

    2.20 'Full Retirement' means the Termination of Employment on or after attainment of age 60 with 10 years of service, other than on account of an involuntary Termination of Employment, as determined by the Committee, in its discretion. For purposes of this Section 2.20, 'years of service' means 'Vesting Service', as defined under the Honeywell Retirement Earnings Plan (or any successor plan), without regard to service for any predecessor employer, except as approved by the Committee.

    2.21 'GAAP' means generally accepted accounting principles.

    2.22 'Growth Plan Unit' means a Performance Award denominated in dollar
Units.

    2.23 'Incentive Stock Option' means a Stock Option granted under
Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated by the Committee in the Award Certificate to be an Incentive Stock Option.

    2.24 'Key Employee' means an Employee who is a 'covered employee' within the meaning of Section 162(m)(3) of the Code.

    2.25 'Non-Employee Director' means any member of the Board, elected or appointed, who is not otherwise an Employee of the Company or an Affiliate. An individual who is elected to the Board at an annual meeting of the shareowners of the Company will be deemed to be a member of the Board as of the date of the meeting.

    2.26 'Nonqualified Stock Option' means any Stock Option granted under
Section 4.3 of the Plan that is not an Incentive Stock Option.

    2.27 'Participant' means an Employee who has been granted an Award under the Plan.

    2.28 'Performance Award' means an Award granted under Section 4.4 of the Plan that is paid solely on account of the attainment of one or more Performance Measures.

    2.29 'Performance Cycle' means, with respect to any Award that vests based on Performance Measures, the period of one year or longer over which the level of attainment of performance of a Performance Measure will be determined. The Committee may determine that the first Performance Cycle under the Plan will begin no earlier than January 1, 2003.

    2.30 'Performance Measure' means, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during the Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any one or combination of the following Company measures, as interpreted by the Committee, which (to the extent applicable) will be determined in accordance with GAAP:

        (a) Revenue (or any component of revenue);

        (b) Operating income;

        (c) Net income;

        (d) Net earnings;

        (e) Earnings per share;

        (f) Return on equity;

        (g) Free cash flow;

        (h) Cash flow per share;

        (i) Return on invested capital;

        (j) Return on investments;

        (k) Return on assets;

        (l) Economic value added (or an equivalent metric, as determined by the Committee);

        (m) Share performance;

        (n) Total shareowner return;

        (o) Expenses; or

        (p) Working capital.

Performance Measures may be measured before or after taking taxes into consideration, in the discretion of the Committee.

    2.31 'Plan' means the 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, as may be amended from time to time.

    2.32 'Potential Change in Control Period' is deemed to commence at the time of the earliest of the following events to occur: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control or otherwise result in an acceleration of the vesting of the Awards (except by virtue of the Award recipient's Full Retirement, death or Disability); (ii) the Company or any person or group publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control or otherwise result in an acceleration of the vesting of the Awards (except by virtue of the Award recipient's Full Retirement, death or Disability); (iii) any person or group (other than the Company, any subsidiary of the Company or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15 percent or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person or group any securities acquired directly from the Company or its Affiliates); or (iv) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has commenced. The Potential Change in Control Period is deemed to continue until the earlier of (a) the date on which an acceleration of vesting is deemed to occur (except by virtue of the Award recipient's Full Retirement, death or Disability), or (b) the adoption by the Board of a resolution stating that, for purposes of the Plan, the Potential Change in Control Period has expired.

    2.33 'Prior Plans' means the 1997 Honeywell Stock and Incentive Plan, 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates, the 1993 Honeywell Stock and Incentive Plan, the 1988 Honeywell Stock and Incentive Plan, the 1985 Stock Plan for Employees of AlliedSignal Inc. and Its Subsidiaries, and the Honeywell Employee Stock and Incentive Plan.

    2.34 'Reporting Person' means an Employee who is subject to the reporting requirements of Section 16(a) the Exchange Act.

    2.35 'Restricted Stock' means Shares issued pursuant to Section 4.5 that are subject to any restrictions that the Committee, in its discretion, may impose.

    2.36 'Restricted Unit' means a Unit granted under Section 4.5 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

    2.37 'Share' means a share of Common Stock.

    2.38 'Stock Appreciation Right' means a right granted under Section 4.3 of the Plan to an amount in cash or Shares equal to any increase in the Fair Market Value of the Shares between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

    2.39 'Stock-Based Award' means an Award granted under Section 4.6 of the Plan and denominated in Shares.

    2.40 'Stock Option' means a right granted under Section 4.3 of the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

    2.41 'Target Amount' means the amount of Growth Plan Units that will be paid if the Performance Measure is met at the 100% level, as determined by the Committee.

    2.42 'Target Vesting Percentage' means the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest if the Performance Measure is met at the 100% level, as determined by the Committee.

    2.43 'Termination of Employment' means the date of cessation of an Employee's employment relationship with the Company or any Affiliate for any reason, with or without cause, as determined by the Company; provided, however, that in the event that the Employee's employment is terminated under circumstances that entitle the Employee to severance benefits pursuant to any applicable severance plan of the Company or an Affiliate in which the Employee participates, the Employee's employment relationship with the Company or an Affiliate will cease on the day prior to the date that severance benefits become payable under the terms of the applicable severance plan.

    2.44 'Unit' means, for purposes of Growth Plan Units, the potential right to an Award equal to $100 and, for purposes of Restricted Units, the potential right to acquire one Share.

                                  ARTICLE III
                                 ADMINISTRATION

    3.1 The Committee. The Plan will be administered by the Committee.

    3.2 Authority of the Committee. The Committee will have authority, in its sole and absolute discretion and subject to the terms of the Plan, to
(i) interpret the Plan; (ii) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (iii) select Employees to receive Awards under the Plan; (iv) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Certificates; (v) determine whether Awards will be granted singly, in combination or in tandem; (vi) establish and administer Performance Measures in connection with Performance Awards, and certify the level of performance attained with respect to Performance Measures; (vii) waive or amend any terms, conditions, restrictions or limitations on an Award, except that (A) the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived, (B) the terms and conditions of Awards to Reporting Persons cannot be modified, amended or waived other than on account of death, disability, retirement, a Change in Control, or a termination of employment in connection with a business transfer, and (C) Awards to Employees who are not Reporting Persons, the terms and conditions of which are modified, amended or waived, relate to no more than 5 percent of the number of Shares available under the Plan as of its effective date, subject to adjustment in accordance with Section 5.3; (viii) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (ix) provide for the deferred payment of Awards and the extent to which payment will be credited with Dividend Equivalents; (x) determine whether Nonqualified Stock Options may be transferable to family members, a family trust or a family partnership;
(xi) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and
(xii) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

    3.3 Effect of Determinations. All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

    3.4 Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to the Chief Executive Officer of the Company or any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Only the Committee, however, will have authority to grant and administer Awards to Key Employees and other Reporting Persons, to establish and certify Performance Measures and to grant Awards to any delegate of the Committee with respect to the Plan.

    3.5 Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

    3.6 No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

                                   ARTICLE IV
                                     AWARDS

    4.1 Eligibility. All Employees are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

    4.2 Form of Awards. Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.

    4.3 Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

        (a) Form. Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Stock Options, Nonqualified Stock Options or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options.

        (b) Exercise Price. The Committee will set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options, however, will be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will be equal to the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Certificate.

        (c) Term and Timing of Exercise. Unless determined otherwise by the Committee at the time of grant, each Stock Option or Stock Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions:

           (i) The Committee will determine and set forth in the Award Certificate the date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised.

           (ii) A Stock Appreciation Right granted in tandem with a Stock Option is subject to the same terms and conditions as the related Stock Option and will be exercisable only to the extent that the related Stock Option is exercisable.

           (iii) Stock Options and Stock Appreciation Rights will become immediately exercisable upon a Change in Control.

           (iv) Stock Options and Stock Appreciation Rights will lapse 10 years after the date of grant.

           (v) Stock Options and Stock Appreciation Rights will vest and remain exercisable as follows, subject to subsection (e) and paragraphs (iii),
       (iv) and (vii) of this subsection (c):

         EVENT                    VESTING                   EXERCISE
------------------------  ------------------------  ------------------------
Death                     Immediate vesting as of   Expires earlier of (i)
                          death.                    original expiration
                                                    date, or (ii) 3 years
                                                    after death.

Disability                Immediate vesting as of   Expires earlier of (i)
                          incurrence of             original expiration
                          Disability.               date, or (ii) 3 years
                                                    after Disability.

Full Retirement           Immediate vesting as of   Expires earlier of (i)
                          Full Retirement.          original expiration
                                                    date, or (ii) 3 years
                                                    after retirement. If
                                                    death prior to end of
                                                    such 3-year period,
                                                    expires earlier of (i)
                                                    original expiration
                                                    date, or (ii) 1 year
                                                    after death.

Early Retirement          Unvested Awards           Expires earlier of (i)
                          forfeited as of Early     original expiration
                          Retirement.               date, or (ii) 3 years
                                                    after retirement. If
                                                    death prior to end of
                                                    such 3-year period,
                                                    expires earlier of (i)
                                                    original expiration
                                                    date, or (ii) 1 year
                                                    after death.

Voluntary termination     Unvested Awards           Expires earlier of (i)
                          forfeited as of           original expiration
                          termination.              date, or (ii) 30 days
                                                    after termination. If
                                                    death prior to end of
                                                    such 30-day period,
                                                    expires earlier of (i)
                                                    original expiration
                                                    date, or (ii) 1 year
                                                    after death.

Involuntary termination   Unvested Awards           Expires earlier of (i)
not for Cause             forfeited as of           original expiration
                          termination.              date, or (ii) 1 year
                                                    after termination. If
                                                    death prior to end of
                                                    such 1-year period,
                                                    expires 1 year after
                                                    death.

Involuntary termination   Unvested Awards           Vested Awards
for Cause                 forfeited as of           immediately cancelled.
                          termination.

           (vi) Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant's will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant's will or by applicable laws of descent and distribution.

        (d) Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates will be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. In addition, unless the Committee determines otherwise, payment of all or a portion of the Exercise Price may be made by

           (i) Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

           (ii) Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid;

           (iii) Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

           (iv) Any combination of the methods described in clauses (i), (ii) and (iii).

           (v) The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to clause (ii) or prohibit withholding pursuant to clause (iii).

        (e) Incentive Stock Options. Incentive Stock Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:

           (i) Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

           (ii) Timing of Grant. No Incentive Stock Option will be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company's shareowners.

           (iii) Amount of Award. Subject to Section 5.3 of the Plan, no more than 10 million Shares may be available for grant in the form of Incentive Stock Options. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant's Incentive Stock Options under this Plan and all other plans maintained by the Company and its Affiliates will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes.

           (iv) Timing of Exercise. If the Committee exercises its discretion in the Award Certificate to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this paragraph (iv), an Employee's employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee's right to reemployment with the Company or an Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee's right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

           (v) Transfer Restrictions. In no event will the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Participant during the Participant's lifetime.

        (f) Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise. The Committee may make payments after exercise in a lump sum or defer full payment by annual installments or otherwise.

        (g) No Repricing. Except as otherwise provided in Section 5.3, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards without first obtaining the approval of the holders of a majority of the Shares who are present in person or by proxy at a meeting of the Company's shareowners and entitled to vote.

    4.4 Performance Awards. The Committee may grant Performance Awards under the Plan in the form of Growth Plan Units, Restricted Units or Restricted Stock to the Employees that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

        (a) Performance Cycles. Performance Awards will be awarded in connection with a Performance Cycle, as determined by the Committee in its discretion, provided, however, that a Performance Cycle may be no shorter than 12 months and no longer than 5 years.

        (b) Eligible Participants. Within 90 days after the commencement of a Performance Cycle, the Committee will determine the Employees who will be eligible to receive a Performance Award for the Performance Cycle, provided, however, that the Committee may determine the eligibility of any Employee other than a Key Employee after the expiration of this 90-day period.

        (c) Performance Measures; Targets; Award Criteria.

           (i) Within 90 days after the commencement of a Performance Cycle, the Committee will fix and establish, in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) with respect to Growth Plan Units, the Target Amount payable to each Participant; (C) with respect to Restricted Units and Restricted Stock, the Target Vesting Percentage for each Participant; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Award will be paid or vest, and the percentage (not exceeding 200%) of Growth Plan Units that will become payable and the percentage (not exceeding 100%) of performance-based Restricted Units or Shares of Restrict Stock that will vest upon attainment of various levels of performance that equal or exceed the minimum required level.

           (ii) The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

           (iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Performance Awards payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Performance Award of another Key Employee.

        (d) Payment; Certification. No Performance Award will vest with respect to any Key Employee until the Committee certifies in writing the level of attainment of the applicable Performance Measures for the applicable Performance Cycle. Performance Awards awarded to Participants who are not Key Employees will be based on the Performance Measures and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures and formulas may be the same as or different than the Performance Measures and formulas that apply to Key Employees.

        In determining attainment of Performance Measures, the Committee will exclude unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

        (e) Form of Payment. Growth Plan Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award Certificate. Performance-based Restricted Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Growth Plan Unit becomes payable. The Committee has discretion to make payments in a lump sum or to defer full payment by annual installments or otherwise.

        (f) Section 162(m) of the Code. It is the intent of the Company that Performance Awards be 'performance-based compensation' for purposes of
    Section 162(m) of the Code, that this Section 4.4 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

    4.5 Restricted Units and Restricted Stock. The Committee may grant Restricted Units and Restricted Stock under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

        (a) Grant of Restricted Units. The Committee may grant Restricted Units to any Employee, which Units are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. The Committee will determine, in its discretion, the terms and conditions that will apply to Restricted Units granted pursuant to this Section 4.5, including whether Dividend Equivalents will be credited with respect to any Award. The terms and conditions of the Restricted Units will be set forth in the applicable Award Certificate.

        (b) Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock will be registered in the name of the Participant and held for the Participant by the Company. The Participant will have all rights of a shareowner with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.

        (c) Dividends and Dividend Equivalents. At the discretion of the Committee, dividends issued on Shares may be paid immediately or withheld and deferred in the Participant's account. In the event of a payment of dividends on Common Stock, the Committee may credit Restricted Units with Dividend Equivalents. Dividend Equivalents may be distributed immediately or withheld and deferred in the Participant's account. The Committee will determine any terms and conditions on deferral, including the rate of interest to be credited on deferrals and whether interest will be compounded.

        (d) Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Certificate, impose any restrictions on Restricted Units or Restricted Stock that it deems to be appropriate. The Committee has discretion to provide for an incremental lapse of restrictions or for a lapse of restrictions upon satisfaction of certain conditions. Unless the applicable Award Certificate provides otherwise, the Restricted Units and Restricted Stock will be subject to the following vesting restrictions:

           (i) Vesting and Forfeiture. Restrictions on Restricted Units and Restricted Stock will vest, in the discretion of the Committee, over a period of three years from the date of grant. If the restrictions have not lapsed or been satisfied as of the Participant's Termination of Employment, the Restricted Units or Restricted Stock will be forfeited by the Participant if the termination is for any reason other than Full Retirement, death, Disability or Change in Control. The Committee, in its discretion, may allow faster vesting of Restricted Units or Shares of Restricted Stock that are granted in place of another Company award that the Participant has voluntarily foregone or that replace an award that the Participant forfeited to enter into employment with the Company or an Affiliate.

           (ii) Acceleration of Vesting. All restrictions on Restricted Units and Restricted Stock will lapse upon the Full Retirement, death or Disability of the Participant or a Change in Control.

           (iii) Legend. To enforce any restrictions that the Committee may impose on Restricted Stock, the Committee will cause a legend referring to the restrictions to be placed on all certificates for Shares of Restricted Stock. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied will be issued and delivered to the Participant.

        (e) Redemption of Restricted Units. Restricted Units may be redeemed for cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Certificate have been satisfied. Each Restricted Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests, and any attributable Dividend Equivalents and interest that have been withheld.

        (f) Deferred Units. The Award Certificate may permit the Participant to request the deferral of payment of vested Restricted Units (including related Dividend Equivalents and interest) to a date later than the payment date specified in the Award Certificate. The Committee will determine any terms and conditions on deferral, including the rate of interest to be credited on Dividend Equivalents and whether interest will be compounded.

    4.6 Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Units, Performance Awards, Restricted Units or Restricted Stock) to any Employee that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, Stock Units or phantom or hypothetical Shares. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, including whether Dividend Equivalents will be credited with respect to any Award in the event of a payment of dividends on Common Stock. The terms and conditions of the Awards will be set forth in the applicable Award Certificate.

        (a) Vesting. Restrictions on Stock-Based Awards granted under this
    Section 4.6 will lapse, in the discretion of the Committee, over a period of three years from the date of grant or any longer period that is specified in the Award Certificate. If the restrictions on Stock-Based Awards have not lapsed or been satisfied as of the Participant's Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Full Retirement, death or Disability of the Participant or a Change in Control. The Committee, in its discretion and as set forth in the Award Certificate, may allow faster vesting of Awards that are granted in place of another Company award or other compensation payment from the Company that the Participant has voluntarily foregone or that replaces awards that the Participant forfeited to enter into employment with the Company or an Affiliate.

        (b) Acceleration of Vesting. All restrictions on Stock-Based Awards granted pursuant to this Section 4.6 will lapse upon the Full Retirement, death or Disability of the Participant or a Change in Control.

    4.7 Limit on Individual Grants. Subject to Section 5.1 and 5.3, no Participant may be granted more than 3 million Shares over any period of 36 months pursuant to Awards of Stock Options, Stock Appreciation Rights and performance-based Restricted Units and Restricted Stock. The maximum amount that may be paid in cash or Shares pursuant to Growth Plan Units to any one Participant is $10 million for any Performance Cycle of 12 months. For any longer Performance Cycle, this maximum will be adjusted proportionally.

    4.8 Termination for Cause. If a Participant incurs a Termination of Employment for Cause, then all Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Units, Restricted Stock and other Stock-Based Awards will immediately be cancelled, except as the Committee may otherwise provide in the Award Certificate.

                                   ARTICLE V
                    SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

    5.1 Shares Available. The Shares issuable under the Plan will be authorized but unissued Shares or Shares held in the Company's treasury. The total number of Shares with respect to which Awards may be issued under the Plan may equal but may not exceed 33,888,057 Shares, which is the number of Shares remaining available for future grants under the 1993 Stock Plan for Employees of Honeywell International Inc. as of January 1, 2003, reduced by the number of Shares related to Awards made under the 1993 Stock Plan for Employees of Honeywell International Inc. between January 1, 2003, and April 25, 2003, the date on which the 1993 Stock Plan for Employees of Honeywell International Inc. terminates; subject to adjustment in accordance with Section 5.3; provided, however, that from the aggregate limit:

        (a) no more than 10 million Shares may be available for grant in the form of Incentive Stock Options; and

        (b) no more than 10 percent of the maximum Shares available under the Plan may be issued pursuant to Awards other than Stock Options and Stock Appreciation Rights.

    5.2 Counting Rules. The following Shares related to Awards under this Plan or the Prior Plans that are outstanding as of the effective date of this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

        (a) Shares related to Awards paid in cash;

        (b) Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares;

        (c) Shares that are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option awarded under this Plan or a Prior Plan, or in satisfaction of withholding tax obligations arising under this Plan or a Prior Plan;

        (d) Shares that are reacquired with cash tendered in payment of the Exercise Price of a Stock Option awarded under this Plan or a Prior Plan or with moneys attributable to the tax deduction enjoyed by the Company upon the exercise or disqualifying disposition of Stock Options under this Plan or a Prior Plan after the date this Plan is approved by shareowners; and

        (e) Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or a combination of the Company with another company.

    5.3 Adjustments. In the event of a change in the outstanding Shares by reason of a stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, exercise of stock purchase rights, issuance of warrants or other rights to purchase Shares or other securities, or similar corporate transaction or event, the Committee may make an appropriate adjustment if it determines, in its discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the transaction or event equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan, the number or kind of Shares subject to an outstanding Award, or the Exercise Price of an Award. Any adjustment made by the Committee under this Section 5.3 will be conclusive and binding for all purposes under the Plan. No adjustment will be made with respect to Awards granted to a Key Employee to the extent the adjustment would cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.

    5.4 Change in Control.

    (a) Acceleration of Vesting. All outstanding Awards will become exercisable as of the effective date of the Change in Control, whether or not the Awards were otherwise vested, and, subject to Section 5.4(c) below, all conditions will be waived with respect to outstanding Restricted Stock and Restricted Units (other than performance-based Awards).

    (b) Restricted Units. Except as provided in subsection (d), each Participant who has been awarded Restricted Units that are outstanding as of a Change in Control (including Restricted Units whose restrictions have lapsed pursuant to subsection (a)) will receive, no later than 90 days after the date of Change in Control, an amount in cash equal to the product of the number of the Participant's outstanding Restricted Shares and the following:

        (i) If the Change in Control is an event described in clause (i) of
    Section 2.7, the greater of (A) the highest price per Share stated on the
    Schedule 13D or any amendment to the Schedule 13D filed by the holder of 20 percent or more of the Company's voting power, which filing records the transaction giving rise to the Change in Control, or (B) the highest Fair Market Value during the period of 90 days that ends on the date of Change in Control.

        (ii) If the Change in Control is an event described in clause (ii) of
    Section 2.7, the greater of (A) the highest price per Share paid in any offer described in clause (ii) of Section 2.7, which offer is in effect at any time during the period of 90 days that ends on the date of Change in Control, or (B) the highest Fair Market Value during the period of 90 days that ends on the date of Change in Control.

        (iii) If the Change in Control is an event described in clause (iii) of
    Section 2.7, the greater of (A) the fixed or formula price for the acquisition of a Share occurring pursuant to the Change in Control, which fixed or formula price is determinable on the date of Change in Control, or
    (B) the highest Fair Market Value during the period of 90 days that ends on the date of Change in Control.

        (iv) If the Change in Control is an event described in clause (iv), (v) or (vi) of Section 2.7, the highest Fair Market Value during the period of 90 days that ends on any date within the period of 90 days following the Change in Control that the Committee, in its discretion, selects or, if the Committee has not made this selection prior to the Change in Control, the period of 90 days ending on the 45th day following the date of Change in Control.

        (v) Any securities or other property that is part or all of the consideration paid for Shares pursuant to the Change in Control will be valued, for purposes of clauses (ii) and (iii), at the higher of (x) the valuation placed on the securities or property by any entity that is a party with the Company to the Change in Control, or (y) the valuation placed on the securities or property by the Committee.

In addition, each Participant will receive in cash any Dividend Equivalents and interest on Dividend Equivalents that have been credited through the date of Change in Control on Restricted Units that become payable pursuant to this subsection (b).

    (c) Performance Awards. Each Participant who has been granted a Performance Award that is outstanding as of the date of Change in Control will be deemed to have achieved a level of performance, as of the Change in Control, that would cause all of the Participant's Growth Plan Units to become payable and all restrictions on the Participant's Restricted Units or Shares of Restricted Stock immediately to lapse. No later than 90 days after the date of Change in Control, all holders of outstanding Performance Awards will receive an amount in cash or Shares, as determined by the Committee in its discretion, to the extent that the Performance Awards have vested.

    (d) Deferred Awards. Any deferred Restricted Units or other deferred vested Awards (including Awards that vested pursuant to subsection (a)), including any related Dividend Equivalents and accrued interest on Dividend Equivalents will be paid in full as soon as practicable, but no later than 90 days after the effective date of the Change in Control, provided that the Participant may elect not to have the Award immediately paid in full. This election of the Participant must be made prior to the effective date of the Change in Control. If the Participant has elected not to have the Award immediately paid upon a Change in Control, interest will be credited annually on all deferred Dividend Equivalents at a rate no less than the rate in effect immediately prior to the Change in Control. This interest rate may not be reduced at any time after the Change in Control below the rate in effect immediately prior to the Change in Control.

    5.5 Fractional Shares. No fractional Shares will be issued under the Plan. If a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, cash equal to the Fair Market Value of the fractional Share as of the date of settlement.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

    6.1 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of shareowners of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the shareowners of the Company. A revision is 'material' for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan), changes the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Stock Options or Stock Appreciation Rights may be granted, reduces the Exercise Price of outstanding Stock Options or Stock Appreciation Rights, or results in the replacement of outstanding Stock Options and Stock Appreciation Rights with new Awards that have an Exercise Price that is lower than the Exercise Price of the replaced Stock Options and Stock Appreciation Rights. No amendment of the Plan made without the Participant's written consent may adversely affect any right of a Participant with respect to an outstanding Award. The Plan may not be amended in any manner adverse to the interests of Participants during a Potential Change in Control Period or any other period of two years following the acceleration of vesting owing to a Change in Control.

    6.2 Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

        (a) the adoption of a resolution of the Board terminating the Plan; or

        (b) the 10th anniversary of the date of the Company's 2003 Annual Meeting of Shareowners.

    No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    7.1 Nontransferability of Awards. No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.

        (a) Any Award may be transferred by will or by the laws of descent or distribution.

        (b) The Committee may provide in the applicable Award Certificate that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this subsection (b), a family member means a Participant's spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.

        Except as otherwise provided in the applicable Award Certificate, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to this subsection (b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Certificate. The Participant or the Participant's estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to this subsection (b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to this subsection (b). No transfer will be effective until the Committee consents to the transfer in writing.

        (c) Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this subsection
    (c), 'affiliate' will have the meaning assigned to that term under Rule 144.

        (d) In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

    7.2 Withholding of Taxes.

        (a) Stock Options and Stock Appreciation Rights. As a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at the minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

        (b) Other Awards Payable in Shares. The Company will satisfy a Participant's tax withholding obligations, calculated at the minimum statutory rate, arising in connection with the release of restrictions on Restricted Units, Restricted Stock and other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. The Company may also allow the Participant to satisfy the Participant's tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer or postal or express money order.

        (c) Cash Awards. The Company will satisfy a Participant's tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

        (d) Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to allow Participants to elect to have the Company withhold an amount greater than the minimum statutory amount. In no event, however, will the Company withhold an amount from any Award payable in Shares that is greater than the amount required to satisfy income tax obligations at the maximum marginal rate that could be applicable to the Participant.

    7.3 Special Forfeiture Provision. The Committee may, in its discretion, provide in an Award Certificate that the Participant may not, without prior written approval of the Committee, enter into any employment or consultation arrangement (including service as an agent, partner, shareowner, consultant, officer or director) with any entity or person engaged in any business in which the Company or any Affiliate is engaged if, in the sole judgment of the Committee, the business is competitive with the Company or an Affiliate. If the Committee makes a determination that this prohibition has been violated, the Participant (i) will forfeit all rights under any outstanding Stock Option or Stock Appreciation Right that was granted subject to the Award Certificate and will return to the Company the amount of any profit realized upon an exercise of all Awards during the period, beginning no earlier than six months prior to the Participant's Termination of Employment, as the Committee determines and sets forth in the Award Certificate, and (ii) will forfeit and return to the Company any Growth Plan Units, Restricted Units (including previously vested and deferred Restricted Units and credited Dividend Equivalents), Shares of Restricted Stock or other Stock-Based Awards that are outstanding on the date of the Participant's Termination of Employment, subject to the Award Certificate, and have not vested or vested but remain subject to this Section 7.3 during the period, beginning no earlier than six months prior to the Participant's Termination of Employment, as the Committee determines and sets forth in the Award Certificate.

    7.4 Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for a Participant's election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 in the Participant's gross income for the year of payment pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

    7.5 No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, will not be construed as conferring any legal or other right upon any Employee for the continuation of employment through the end of any Performance Cycle or other period. The Company expressly reserves the right, which may be exercised at any time and in the Company's sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

    7.6 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Certificate.

    7.7 No Rights as Shareowners. A Participant granted an Award under the Plan will have no rights as a shareowner of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant's name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

    7.8 Indemnification of Committee. The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person's estate, is or was a member of the Committee or a delegate of the Committee.

    7.9 No Required Segregation of Assets. Neither the Company nor any Affiliate will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

    7.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the Committee otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

    7.11 Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in Sections 4.3(e) and 4.7, (b) increases the number of shares available under the Plan, as set forth in Section 5.1; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or, with respect to Key Employees, causes the grant of any performance-based Award to fail to qualify for an income tax deduction pursuant to Section 162(m) of the Code.

    7.12 Securities Law Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

    7.13 Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan will be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which will remain in full force and effect.

                        [THIS PAGE INTENTIONALLY LEFT BLANK]

                     DIRECTIONS TO HONEYWELL'S HEADQUARTERS
                    101 COLUMBIA ROAD, MORRIS TOWNSHIP, N.J.


                        [MAP TO HONEYWELL'S HEADQUARTERS]



 FROM RTE. 80 (EAST OR WEST) AND RTE. 287 SOUTH:
Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

 FROM RTE. 287 NORTH:
Take Rte. 287 North to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

 FROM NEWARK INTERNATIONAL AIRPORT:
Take Rte. 78 West to Rte. 24 West (Springfield -- Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

                                   Appendix I
                          Annual Meeting of Shareowners
                                101 Columbia Road
                           Morris Township, New Jersey

                                 April 28, 2003
                                   10:00 A.M.

                                 You May Vote by
                      the Internet, by Telephone or by Mail
                       (see instructions on reverse side)
                             YOUR VOTE IS IMPORTANT
                             Electronic Distribution

     If you would like to receive future Honeywell proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your tax identification number and account number to log in, then select Receive Company Mailings via Email.

                                 CALL TOLL-FREE
                             ITS FAST AND CONVENIENT
                                  1-800-PROXIES


                                      PROXY
                                    HONEYWELL

           This Proxy is Solicited on Behalf of the Board of Directors
                         of Honeywell International Inc.

                 Annual Meeting of Shareowners - April 28, 2003

     The undersigned hereby appoints David M. Cote, Peter M. Kreindler and Thomas F. Larkins as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 28, 2003, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Gordon M. Bethune, Jaime Chico Pardo and Ann M. Fudge.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4 THROUGH 8.

   Please date and sign your Proxy on the reverse side and return it promptly.


       COMMENTS:

                        ANNUAL MEETING OF SHAREOWNERS OF
                                    HONEYWELL
                                 April 28, 2003

                            PROXY VOTING INSTRUCTIONS


TO VOTE BY INTERNET                                             COMPANY NUMBER
Please access the web page at "www.voteproxy.com"
and follow the on-screen instructions.  Have your control
number available when you access the web page.                  ACCOUNT NUMBER

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the              NUMBER OF SHARES
instructions. Have your control number and the proxy card available when you call.

TO VOTE BY MAIL                                                 CONTROL NUMBER
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

The Internet and telephone voting facilities will close at 6:00 a.m. E.D.T. on April 28, 2003.


Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


1. Election of Directors:
A VOTE "FOR" PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS.
                                 NOMINEES
 [ ] FOR ALL NOMINEES            ( ) Hans W. Becherer
                                 ( ) Gordon M. Bethune
 [ ] WITHHOLD AUTHORITY          ( ) Jaime Chico Pardo
     FOR ALL NOMINEES            ( ) Ann M. Fudge

 [ ] FOR ALL EXCEPT
     (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

A VOTE "FOR" PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                             FOR AGAINST ABSTAIN
    2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS.               [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
    3. 2003 STOCK INCENTIVE PLAN.                            [ ]   [ ]     [ ]

A VOTE "AGAINST" SHAREOWNER PROPOSALS 4 THROUGH 8 IS
RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                             FOR AGAINST ABSTAIN
    4. SHAREOWNER VOTING PROVISIONS.                         [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
    5. CUMULATIVE VOTING.                                    [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
    6. ANNUAL ELECTION OF DIRECTORS.                         [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
    7. SEPARATION OF CHAIRMAN/CEO.                           [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
    8. RESOLUTION ON PAY DISPARITY.                          [ ]   [ ]     [ ]


    I PLAN TO ATTEND THE ANNUAL MEETING.                     [ ]

    TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE
    REVERSE SIDE HEREOF.

Signature of Shareowner __________________________________ Date:________________

Signature of Shareowner___________________________________ Date:________________

Note:This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                 Appendix II

                       ANNUAL MEETING OF SHAREOWNERS OF

                                  HONEYWELL

                                April 28, 2003





                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.
--------------------------------------------------------------------------------

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of Directors:
A VOTE "FOR" PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                NOMINEES
[ ] FOR ALL NOMINEES            ( ) Hans W. Becherer
                                ( ) Gordon M. Bethune
[ ] WITHHOLD AUTHORITY          ( ) Jaime Chico Pardo
    FOR ALL NOMINEES            ( ) Ann M. Fudge

[ ] FOR ALL EXCEPT
    (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)

 A VOTE "FOR" PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                                          FOR AGAINST ABSTAIN
            2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS.                    [ ]   [ ]     [ ]

                                                                          FOR AGAINST ABSTAIN
            3. 2003 STOCK INCENTIVE PLAN.                                 [ ]   [ ]     [ ]

 A VOTE "AGAINST" SHAREOWNER PROPOSALS 4 THROUGH 8 IS
 RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                                          FOR AGAINST ABSTAIN
            4. SHAREOWNER VOTING PROVISIONS.                              [ ]   [ ]     [ ]

                                                                          FOR AGAINST ABSTAIN
            5. CUMULATIVE VOTING.                                         [ ]   [ ]     [ ]

                                                                          FOR AGAINST ABSTAIN
            6. ANNUAL ELECTION OF DIRECTORS.                              [ ]   [ ]     [ ]

                                                                          FOR AGAINST ABSTAIN
            7. SEPARATION OF CHAIRMAN/CEO.                                [ ]   [ ]     [ ]

                                                                          FOR AGAINST ABSTAIN
            8. RESOLUTION ON PAY DISPARITY.                               [ ]   [ ]     [ ]


            I PLAN TO ATTEND THE ANNUAL MEETING.                          [ ]


            TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE
            REVERSE SIDE HEREOF.





Signature of Shareowner __________________________________ Date:________________

Signature  of  Shareowner_________________________________ Date:________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                      PROXY

                                    HONEYWELL
                This Proxy is Solicited on Behalf of the Board of
                    Directors of Honeywell International Inc.
                 Annual Meeting of Shareowners - April 28, 2003

     The undersigned hereby appoints David M. Cote, Peter M. Kreindler and Thomas F. Larkins as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 28, 2003, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Gordon M. Bethune, Jaime Chico Pardo and Ann M. Fudge.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4 THROUGH 8.

   Please date and sign your Proxy on the reverse side and return it promptly.


       COMMENTS:

                                  Appendix III
                          Annual Meeting of Shareowners
                                101 Columbia Road
                           Morris Township, New Jersey

                                 April 28, 2003
                                   10:00 A.M.

                           You May Direct Your Vote by
                      the Internet, by Telephone or by Mail
                       (see instructions on reverse side)
                                 Pursuant to the
                     Honeywell Savings and Ownership Plan I
                     Honeywell Savings and Ownership Plan II

                       YOUR VOTING DIRECTION IS IMPORTANT
                                 CALL TOLL-FREE
                             ITS FAST AND CONVENIENT
                                  1-800-PROXIES



                             PROXY VOTING DIRECTION
                                    HONEYWELL

            This Proxy Voting Direction is Solicited on Behalf of the
               Board of Directors of Honeywell International Inc.

                 Annual Meeting of Shareowners - April 28, 2003

     The undersigned hereby directs State Street Bank and Trust Company, Trustee under the Plans, to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the plans at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 28, 2003, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your voting direction on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Gordon M. Bethune, Jaime Chico Pardo and Ann M. Fudge.

     IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4 THROUGH 8. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLANS.

   Please date and sign your Proxy on the reverse side and return it promptly.


COMMENTS:

                        ANNUAL MEETING OF SHAREOWNERS OF

                                    HONEYWELL
                                 April 28, 2003


                             PROXY VOTING DIRECTION

TO DIRECT YOUR VOTE BY INTERNET                                 COMPANY NUMBER
Please access the web page at "www.voteproxy.com"
and follow the on-screen instructions.  Have your control
number available when you access the web page.                  ACCOUNT NUMBER

TO DIRECT YOUR VOTE BY TELEPHONE (TOUCH-TONE
PHONE ONLY)                                                     NUMBER OF SHARES
Please call toll-free 1-800-PROXIES and follow the
instructions.  Have your control number and the proxy
voting direction card available when you call.                  CONTROL NUMBER

TO DIRECT YOUR VOTE BY MAIL
Please date, sign and mail your proxy voting direction card in the envelope provided as soon as possible.

The Internet and telephone voting facilities will close at 5:00 p.m. E.D.T. on April 23, 2003.


Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.



PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of Directors:
A VOTE "FOR" PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                 NOMINEES
 [ ] FOR ALL NOMINEES            ( ) Hans W. Becherer
                                 ( ) Gordon M. Bethune
 [ ] WITHHOLD AUTHORITY          ( ) Jaime Chico Pardo
     FOR ALL NOMINEES            ( ) Ann M. Fudge

 [ ] FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

A VOTE "FOR" PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                             FOR AGAINST ABSTAIN
     2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS.              [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
     3. 2003 STOCK INCENTIVE PLAN.                           [ ]   [ ]     [ ]

  A VOTE "AGAINST" SHAREOWNER PROPOSALS 4 THROUGH 8 IS
  RECOMMENDED BY THE BOARD OF DIRECTORS.
                                                             FOR AGAINST ABSTAIN
     4. SHAREOWNER VOTING PROVISIONS.                        [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
     5. CUMULATIVE VOTING.                                   [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
     6. ANNUAL ELECTION OF DIRECTORS.                        [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
     7. SEPARATION OF CHAIRMAN/CEO.                          [ ]   [ ]     [ ]

                                                             FOR AGAINST ABSTAIN
     8. RESOLUTION ON PAY DISPARITY.                         [ ]   [ ]     [ ]


     I PLAN TO ATTEND THE ANNUAL MEETING.                    [ ]


     TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE
     REVERSE SIDE HEREOF.



Signature _________________________________________________ Date:_______________

Signature _________________________________________________ Date:_______________

Note:This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  Appendix IV
                                                               [HONEYWELL LOGO]
--------------------------------------------------------------------------------
David M. Cote                              Honeywell
Chairman and Chief Executive Officer       P.O. Box 3000
                                           Morristown, NJ 07962

                                                  March 17, 2003

    Dear Savings Plan Participant:

    This past year was one of transition for Honeywell. We performed well in a difficult environment, and intensified our focus on our Five
    Initiatives: Growth, Productivity, Cash, People, and our Enablers, DigitalWorks and Six Sigma. We are well-positioned within our industries to deliver unmatched customer service and world-class technologies. Our employees are supporting our efforts to establish a growth culture throughout the company that builds on the foundation of our strong productivity culture. The theme of this year's annual report captures our formula for success: 'Customers + Technology = Performance.'

    As Honeywell's Annual Meeting of Shareowners approaches, I urge you to exercise your right to direct the Savings Plan Trustee how to vote on the proposals to be considered at this meeting, which is at 10:00 a.m., April 28, 2003, at Honeywell's headquarters in Morristown, New Jersey. The proposals, along with the recommendations of the board of directors, are described in the attached proxy statement.

    I encourage you to read the enclosed annual report and proxy statement and to provide your voting direction to the Trustee as soon as possible. A card for your confidential voting direction is enclosed. If you prefer, you can also direct your vote via the Internet or by telephone. Simply follow the directions on the proxy voting direction card. However, if you direct your vote through the Internet, please do not return your proxy voting direction card by mail.

    If you do not provide voting directions to the Trustee, it will vote the shares attributable to your Savings Plan account in the same ratio as shares with respect to which directions have been received from other Plan participants. If you own Honeywell shares other than through the Savings Plan, you will receive separate voting instructions for those shares.

    Thank you for your continued commitment to Honeywell. Working together, we will ensure the company's future as a high-performance growth company that delivers great results for our customers and shareowners every day.

                                                 Sincerely,

                                                 Dave Cote

                                   Appendix V

Message From Dave Cote

                                                                  March 17, 2003

Dear Savings Plan Participant:

This past year was one of transition for Honeywell. We performed well in a difficult environment, and intensified our focus on our Five Initiatives:
Growth, Productivity, Cash, People, and our Enablers, DigitalWorks and Six Sigma. We are well-positioned within our industries to deliver unmatched customer service and world-class technologies. Our employees are supporting our efforts to establish a growth culture throughout the company that builds on the foundation of our strong productivity culture. The theme of this year's annual report captures our formula for success: "Customers + Technology = Performance."

As Honeywell's Annual Meeting of Shareowners approaches, I urge you to exercise your right to direct the Savings Plan Trustee how to vote on the proposals to be considered at this meeting, which is at 10:00 a.m., Monday, April 28, 2003, at Honeywell's headquarters in Morristown, New Jersey. The proposals, along with the recommendations of the board of directors, are described in the attached proxy statement.

I encourage you to read the annual report and proxy statement (see first and second links below) and to provide your confidential voting direction to the Trustee, either electronically or by telephone, as soon as possible. Following this letter is the individual information you will need to provide your voting direction.

If you do not provide voting direction to the Trustee, it will vote the shares attributable to your Savings Plan account in the same ratio as shares with respect to which directions have been received from other Plan participants. If you own Honeywell shares other than through the Savings Plan, you will receive separate voting instructions for those shares.


Thank you for your continued commitment to Honeywell. Working together, we will ensure the company's future as a high-performance growth company that delivers great results for our customers and shareowners every day.

Dave Cote
Chairman and CEO

Voting Direction Information

[   ] shares are attributable to your Savings Plan account as of the record date of February 28, 2003.

Your control number is [    ]. You may provide voting direction via the Internet
at WWW.VOTEPROXY.COM (see third link below) or via telephone (1-800-PROXIES).

Click here to view and download the proxy statement.
Click here to view and download the 2002 Honeywell Annual Report.
Click here to Direct Your Vote.

                           STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as.......................'r'